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                                                                   EXHIBIT 10.10


AGREEMENT OF LEASE, made as of this 24th day of November, 1992, between TISMAN SPEYER SILVERSTEIN PARTNERSHIP, a New York limited partnership, having an office at 520 Madison Avenue, New York, New York.

party of the first part, hereinafter referred to as OWNER, or LANDLORD, and TIME PUBLISHING VENTURES, INC., a Delaware corporation qualified to transact business in New York State, having an address at 1271 Avenue of the Americas, New York, New York.

party of the second part, hereinafter referred to as TENANT,

WITNESSETH: Owner hereby leases to Tenant and Tenant hereby hires from Owner that portion of the twenty-fourth (24th) as shown by diagonal markings on the rental plan attached hereto as Exhibit A and made a part hereof (the "demised premises")

in the building known as 11 West 42nd Street (the "building") in the Borough of Manhattan, City of New York, for the term of ELEVEN (11) YEARS

                  (or until such term shall sooner cease and expire as hereinafter provided) to commence on the 1st day of December nineteen hundred and ninety-two, and to end on the 30th day of November two thousand and three both dates inclusive, at an annual rental rate of THREE HUNDRED THIRTY-THREE THOUSAND NINE HUNDRED EIGHTY-FOUR AND 00/100 ($333,984.00) DOLLARS per annum for the period commencing December 1, 1992 and ending November 30, 1998; and THREE HUNDRED SIXTY-ONE THOUSAND TWO HUNDRED FORTY-EIGHT AND 00/100 ($361,248.00) DOLLARS per annum for the balance of the term hereof.

which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public an private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

RENT OCCUPANCY:

         1. Tenant shall pay the rent as above and as hereinafter provided.

         2. Tenant shall use and occupy demised premises for Executive and administrative offices in connection with Tenant's business [1] and consistent with a first-class office building, and for no other purpose.


TENANT ALTERATIONS:

         3. [1a] Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner in Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant's expense. [2] Nothing in this article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense repair any damage in the demised premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the premises by Owner, at Tenant's expense. (see Article 42)

MAINTENANCE AND REPAIRS:

         4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only [3]. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from
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Owner or others making repairs, alterations, additions or improvements in or in any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in
Article 9 hereof. [4]


WINDOW CLEANING:

         5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of
Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction. [5]

REQUIREMENTS OF LAW, FIRE INSURANCE, FLOOR LOADS:

         6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, (including Tenant's permitted use) or, with respect to the building if arising out of Tenant's use or manner of use of the premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installments shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgment, to absorb and prevent vibration, noise and annoyance. (See Article 47)


SUBORDINATION:

         7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Owner may request.



PROPERTY - LOSS, DAMAGE, REIMBURSEMENT, INDEMNITY:

         8. Owner or its agents shall not be liable for any damage to property of Tenant or other others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under the lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

DESTRUCTION, FIRE AND OTHER CASUALTY:

         9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner, subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and
(c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's
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control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

EMINENT DOMAIN:

         10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner, Tenant's entire interest in any such award.

ASSIGNMENT, MORTGAGE, ETC.:

         11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to any assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

                                (See Article 41)

ELECTRIC CURRENT:

         12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain. (See Article 46)

ACCESS TO PREMISES:

         13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times [6] to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided they are concealed within [7] walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the terms for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or [8] forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder.


VAULT, VAULT SPACE, AREA:

         14. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding, Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area by diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.


OCCUPANCY:

         15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. [9] Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record. [10]

BANKRUPTCY:

         16 (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending or a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter by entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

         (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be relet by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so relet during the term of the reletting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.
                                (See Article 55)


DEFAULT:

         17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises become [11]; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under Section 235 of Title 11 of the U.S. Code (bankruptcy code); or if Tenant shall be in default under any other lease for space in the building, then, in any one or more of such events, upon Owner serving a written 15 days notice upon Tenant specifying the nature of said default and upon the expiration of said 15 days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said 15 day period, and if Tenant shall not have diligently commenced during such default within such 15 day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written 5 days notice of cancellation of this lease upon Tenant, and upon the expiration of said 5 days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such 5 day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

         (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made. If Tenant shall made default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

REMEDIES OF OWNER AND WAIVER OF REDEMPTION:

         18. In case of any such default [12] re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term-of-this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, in any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waivers any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.


FEES AND EXPENSES

         19. If Tenant shall default [13] in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue or any of the terms or provisions in any article of this lease, then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney's fees, in instituting, prosecuting or defending any action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within 15 days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

BUILDING ALTERATIONS AND MANAGEMENT:

         20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may [13a] deemed necessary for the security of the building and its occupants.

NO REPRESENTATIONS BY OWNER:

         21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are required by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and [14] agrees to take the same "as is" and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

END OF TERM:

         22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

QUIET ENJOYMENT:

         23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

FAILURE TO GIVE POSSESSION:

         24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession) until after Owner shall have given Tenant written notice that the premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

NO WAIVER:

         25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys in any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

WAIVER OF TRIAL BY JURY:

         26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant. Tenant's use or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed in the event Owner commences any summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4.

INABILITY TO PERFORM:

         27. This Lease and the obligation of Tenant it pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in any wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

BILLS AND NOTICES:

         28. Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be observed by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

SERVICES PROVIDED BY OWNERS:

         29. As long as Tenant is not in default under any of the covenants of this lease, Owner shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all times;
(b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m.; (c) water for ordinary purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning service for the demised premises on business days at Owner's expense provided that the same are kept in order by Tenant. [14a] If, however, said premises are to kept clean by Tenant, it shall be done at Tenant's sole expense, in a manner satisfactory to Owner and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Owner the cost of removal of any of Tenant's refuse and rubbish from the building; (e) if the demised premises are serviced by Owner's air conditioning/cooling and ventilating system, air conditioning/cooling will be furnished to Tenant from May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 8:00 a.m. to 6:00 p.m., and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours or on Saturdays, Sundays or on holidays, as defined under Owner's contract with Operating Engineers Local 94-94A, Owner will furnish the same at Tenant's expense. RIDER to be added in respect to rates and conditions for such additional service; [15]
(f) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually-operated elevator service, Owner at any time may substitute automatic-control elevator service and upon ten days' written notice to Tenant, proceed with alterations necessary therefor without in any wise affecting this lease or the obligation of Tenant hereunder. The same shall be done with a minimum of inconvenience to Tenant and Owner shall pursue the alteration with due diligence.

CAPTIONS:

         30. The Captions are inserted only as a matter of convenience and for reference and no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

DEFINITIONS:

         31. The term "office", or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted in their technical legal meaning. The term "business days" as used in this case shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.

ADJACENT EXCAVATION -- SHORING:

         32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized in cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

RULES AND REGULATIONS:

         33. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner with 30 days after the giving of notice thereof. Nothing in these lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. [16]

SECURITY:

         34. Tenant has deposited with Owner the sum of $57,936.00 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises for a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

ESTOPPEL CERTIFICATE:

         35. (See Article 43)



SUCCESSORS AND ASSIGNS:

         36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributors, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

                 SEE RIDER PAGES ANNEXED HERETO AND MADE A PART
                        HEREOF CONTAINING ARTICLES 37-59

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.




Witness for Owner:

                          /s/
------------------------------------------------
Witness for Tenant:

                          /s/
------------------------------------------------

ACKNOWLEDGMENTS

CORPORATE OWNER
STATE OF NEW YORK,        ss.
County of

On this day of           , 19   before me personally came          to me known,
who being by me duly sworn, did depose and say that he resides in       , that
he is the of the corporation described in and which executed the foregoing instrument, as OWNER that he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, ant that he signed his name thereto by like order.

INDIVIDUAL OWNER
STATE OF NEW YORK,      ss.
County of

On this    day of                     , 19    , before me personally came
to me known and known to me to be the individual described in and who, as OWNER, executed the foregoing instrument and acknowledged to me that he executed the same.


 TISHMAN SPEYER SILVERSTEIN PARTNERSHIP, Owner
 By:  TISHMAN SPEYER 42ND ST. ASSOCIATES, General
       Partner

 By:                       /s/
------------------------------------------------
                     a General Partner

 By:  11 West Associates, a General Partner

 By:                       /s/
------------------------------------------------
                     a General Partner

 TIME PUBLISHING VENTURES, INC., Tenant

 By:                /s/ Joseph A. Ripp
    --------------------------------------------
       Name: Joseph A. Ripp
       Title:   Vice President

 CORPORATE TENANT
 STATE OF NEW YORK,        ss.
 County of New York

On this 8th day of September, 1992, before me personally came Joseph A. Ripp, to me known, who being by me duly sworn, did depose and say that he resides in Wilton, Ct.; that he is the Vice President of Time Publishing Ventures, Inc., the corporation described in and which executed the foregoing instrument, as TENANT; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

 /s/ Betty Perlish                   [seal of notary]
--------------------------------------------------
 Notary Public

 INDIVIDUAL TENANT
 STATE OF NEW YORK,        ss.
 County of

On this    day of        , 19      , before me personally came     to me known
and known to me to be the individual      described in and who, as TENANT,
executed the foregoing instrument and acknowledged to me that        he executed
the same.

                                INSERTS TO LEASE
                         DATED DECEMBER 24, 1992 BETWEEN
                TISHMAN SPEYER SILVERSTEIN PARTNERSHIP, AS OWNER,
                 AND TIME PUBLISHING VENTURES, INC., AS TENANT

1.       (and/or any permitted occupant's business)

la.      Subject to the provisions of Article 42 herein,

2. In no event shall Tenant be required to remove any installation (and restore the demised premises with respect thereto) unless Owner shall have reserved the right to require Tenant to remove same at the time Owner granted its consent thereto.

3. contractors approved by Owner for the performance of Tenant's Changes in accordance with Article 42 hereof.

4. In making any repairs or alterations in or to the demised premises pursuant to the provisions of this Article or elsewhere in this lease, Owner shall use reasonable efforts to minimize interference with the conduct of Tenant's business in the demised premises; provided, however, that in no event shall Owner be required to employ labor on an overtime or premium pay basis.

5. Owner shall cause the windows of the demised premises to be cleaned not less frequently than three (3) times per year.

6.       , upon reasonable prior notice,

7.       then existing

8.       (in case of emergency)

9. Annexed hereto as Exhibit "B" is a copy of the current Certificate of Occupancy for the building.

10. ; provided, however, that Tenant shall not be responsible for any violations of record against the demised premises as of the Commencement Date (except to the extent same would customarily be cured and removed in connection with the initial build-out of space in the building for occupancy by a tenant)

11.      abandoned;

12.      beyond any applicable notice and cure period,

13. beyond (except in the case of an emergency) any applicable notice and cure period

13a.     reasonably

14.      , except as expressly provided otherwise in this lease,

14a. A copy of the current building cleaning specifications is annexed hereto as Exhibit "C".

15. Subject to Articles 27 and 29 hereof, Owner shall furnish Tenant, at no expense to Tenant, with year round condenser water during business hours for the operation of Tenant's supplemental air-conditioning system, if any, serving the demised premises; provided, however, that the cost of making any connections into the building condenser water system shall be borne by Tenant. In addition, Landlord shall furnish Tenant, as and when required by Tenant, at the then building standard charges therefor, with (i) after-hours condenser water required by Tenant for the operation of Tenant's supplemental air-conditioning system, if any, and/or (ii) after-hours chilled water, during the building cooling season, for the operation of the building air-conditioning system servicing the demised premises. Landlord's charges for such after-hours condenser water and/or chilled water requested by Tenant shall. be paid for by Tenant to Landlord within ten
         (10) days after demand therefor.

16. Owner shall not discriminate against Tenant in the promulgation or enforcement of any Rules and Regulations.

RIDER ANNEXED TO LEASE DATED AS OF DECEMBER 24, 1991 BETWEEN TISHMAN SPEYER SILVERSTEIN PARTNERSHIP, AS LANDLORD, AND TIME PUBLISHING VENTURES, INC., AS TENANT

37.      RIDER PROVISIONS PREVAIL:

         If and to the extent that any of the provisions of this Rider conflict or are otherwise inconsistent with any of the preceding printed provisions of this lease, or of the Rules and Regulations attached to this lease, whether or not such inconsistency is expressly noted in this Rider, the provisions of this Rider shall prevail, and in case of inconsistency with said Rules and Regulations, shall be deemed a waiver of such Rules and Regulations with respect to Tenant to the extent of such inconsistency.

38.      ADDITIONAL DEFINITIONS:

         For the purposes of this lease and all agreements supplemental to this lease, and all communications with respect thereto, unless the context otherwise requires:

             1. The term "fixed rent" shall mean rent at the annual rental rate or rates provided for in the granting clause appearing at the beginning of this lease.

             2. The term "additional rent" shall mean all sums of money, other than fixed rent, and which become due and payable from Tenant to Landlord hereunder, and Landlord shall have the same remedies therefor as for a default in payment of fixed rent.

             3. The term "rent" and "rents" shall mean and include fixed rent and/or additional rent hereunder.

             4. The terms "Commencement Date" and "Expiration Date" shall mean the dates fixed in this lease, or to be determined pursuant to the provisions of this lease, respectively, as the beginning and the end of the term for which the demised premises are hereby leased.

             5. The terms "include", "including" and "such as" shall each be construed as if followed by the phrase "without being limited to".

             6. The term "obligations of this lease", and words of like import, shall mean the covenants to pay rent and additional rent under this lease and all of the other covenants and conditions contained in this lease. Any provision in this lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition, or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be.

             7. The term "Tenant's obligations hereunder", and words of like import, and the term "Landlord's obligations hereunder", and words of like import, shall mean the obligations of this lease which are to be performed or observed by Tenant, or by Landlord, as the case may be. Reference to "performance" of either party's obligations under this lease shall be construed as "performance and observance".

             8. Reference to Tenant being or not being "in default hereunder", or words of like import, shall mean that Tenant is in default beyond any applicable notice and cure period in the performance of one or more of Tenant's obligations hereunder, or that Tenant is not in default beyond any applicable notice and cure period in the performance of any of Tenant's obligations hereunder, or that a condition of the character described in Article 16(a) has occurred and continues or has not occurred or does not continue, as the case may be.

             9. References to Landlord as having "no liability to Tenant" or being "without liability to Tenant", shall mean that Tenant is not entitled to terminate this lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other kind of liability whatsoever against Landlord under or with respect to this lease or with respect to Tenant's use or occupancy of the demised premises. Nothing contained herein shall be deemed to relieve Landlord of its liability at law for its own negligence.

             10. The term "laws and/or requirements of public authorities" and words of like import shall mean laws and ordinances of any or all of the Federal, state, city, county and borough governments and rules, regulations, orders and/or directives of any or all departments, subdivisions, bureaus, agencies or offices thereof, or of any other governmental, public or quasi-public authorities, having jurisdiction in the premises, and/or the direction of any public officer pursuant to law.

             11. The term "requirements of insurance bodies" and words of like import shall mean rules, regulations, orders and other requirements of the New York Board of Fire Underwriters and/or the New York Fire Insurance Rating Organization and/or any other similar body performing the sane or similar functions and having jurisdiction or cognizance of the building and/or the demised premises.

             12. The term "repair" shall be deemed to include restoration and replacement as may be necessary to achieve and/or maintain good working order and conditions.

             13. Reference to "termination of this lease" includes expiration or earlier termination of the term of this lease or cancellation of this lease pursuant to any of the provisions of this lease or to law. Upon a termination of this lease, the term and estate granted by this lease shall end at noon of the date of termination as if such date were the date of expiration of the term of this lease and neither party shall have any further obligation or liability to the other after such termination (i) except as shall be expressly provided for in this lease, or (ii) except for such obligation as by its nature or under the circumstances can only be, or by the provisions of this lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this lease, any liability for a payment which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this lease.

             14. The term "in full force and effect" when herein used in reference to this lease as a condition to the existence or exercise of a right on the part of Tenant shall be construed in each instance as including the further condition that at the time in question no default on the part of Tenant exists, and no event has occurred which has continued to exist for such period of time (after the notice, if any, required by this lease), as would entitle Landlord to terminate this lease or to dispossess Tenant.

             15. The term "Tenant" shall mean Tenant herein named or any assignee or other successor in interest (immediate or remote) of Tenant herein named, while such Tenant or such assignee or other successor in interest, as the case may be, is in possession of the demised premises as owner of the Tenant's estate and interest granted by this lease and also, if Tenant is not an individual or a corporation, all of the persons, firms and corporations then comprising Tenant.

             16. Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender. The terms "person" and "persons" as used in this lease, shall be deemed to include natural persons, firms, corporations, associations and any other private or public entities.

             17. The rule of "ejusdem generis" shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

             18. All references in this lease to numbered Articles, lettered Paragraphs, Sections, Subdivisions and lettered Exhibits are references to Articles, Paragraphs, Sections and Subdivisions of this lease, and Exhibits annexed to (and thereby made part of) this lease, as the case may be, unless expressly otherwise designated in the context.

39.      ESCALATION FOR INCREASE IN REAL ESTATE TAXES:

         A. As used herein:

             1. "Taxes" shall mean all real estate taxes, assessments, sewer and water rents, governmental levies, municipal taxes, county taxes or any other governmental charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever, which are or may be assessed, levied or imposed upon all or any part of the land, the building and the sidewalks, plazas or streets in front of or adjacent thereto, including any tax, excise or fee measured by or payable with respect to any rent, and levied against Landlord and/or the land and building, under the laws of the United States, the State of New York, or any political subdivision thereof, or by the City of New York, or any political subdivision thereof. If, due to a future change in the method of taxation or in the taxing authority, a new or additional real estate tax, or a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord, and/or the land and building, in addition to, or in substitution in whole or in part for any tax which would constitute "Taxes", or in lieu of additional Taxes, such tax or imposition shall be deemed for the purposes hereof to be included within the term "Taxes".

             2. "Tax Year" shall mean each period of twelve (12) months, commencing on the first day of July of each such period, in which occurs any part of the term of this lease or such other period of twelve (12) months occurring during the term of this lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

             3. "Base Tax" shall mean the Taxes for the twelve month period ending June 30, 1993 (the "Base Tax Year").

             4. "Tenant's Proportionate Share" shall mean 1.67%.

         B. If the Taxes for any Tax Year shall be greater than the Base Tax, Tenant shall pay as additional rent for such Tax Year a sum equal to Tenant's Proportionate Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax (which amount is hereinafter called the "Tax Payment"). Should this lease commence or terminate prior to the expiration of a Tax Year, such Tax Payment shall be prorated to, and shall be payable on, or as and when ascertained after, the Commencement Date or the Expiration Date as the case may be. Tenant's obligation to pay such additional rent and Landlord's obligation to refund pursuant to Paragraph C below, as the case may be, shall survive the termination of this lease. If the Taxes for any Tax Year subsequent to the Base Tax Year, or an installment thereof, shall be reduced before such Taxes, or such installment, shall be paid, the amount of Landlord's reasonable costs and expenses of obtaining such reduction (but not exceeding the amount of such reduction) shall be added to and be deemed part of the Taxes for such Tax Year. Payment of additional rent for any Tax Payment due from Tenant shall be made as and subject to the conditions hereinafter provided in this Article.

         C. Only Landlord shall be eligible to institute proceedings to contest the Taxes or reduce the assessed valuation of the land and building. Landlord shall be under no obligation to contest the Taxes or the assessed valuation of the land and the building for any Tax Year or to refrain from contesting the same, and may settle any such contest on such terms as Landlord in its sole judgment considers proper. If Landlord shall receive a refund for any Tax Year for which a Tax Payment shall have been made by Tenant pursuant to Paragraph B above, Landlord shall repay to Tenant, with reasonable promptness, Tenant's Proportionate Share of such refund after deducting from such refund the reasonable costs and expenses (including exports' and attorneys' fees) of obtaining such refund. If the assessment for the Base Tax Year shall be reduced from the amount originally imposed after Landlord shall have rendered a comparative statement (as provided in Paragraph D below) to Tenant with respect to a Tax Year, the amount of the Tax Payment shall be adjusted in accordance with such change and Tenant, on Landlord's demand, shall pay any increase in additional rent resulting from such adjustment.

         D. Tenant's Tax Payment for each Tax Year shall be due and payable in two equal semi-annual installments, in advance on the first day of each June and December during each Tax Year, based upon the written comparative statement furnished by Landlord prior to the commencement of such Tax Year, until such time as a new written statement for a subsequent Tax Year shall become effective. If any such statement is furnished to Tenant after the commencement of a Tax Year in respect of which such statement is rendered, Tenant shall, within twenty (20) days thereafter, pay to Landlord an amount equal to the amount of any underpayment of Tenant's Tax Payment with respect to such Tax Year and, in the event of an overpayment, Landlord will credit Tenant the amount of Tenant's overpayment against subsequent payments under this Article. If there shall be any increase in Taxes for any Tax Year, whether during or after such Tax Year, Landlord shall furnish a revised statement for such Tax Year, and Tenant's Tax Payment for such Tax Year shall be adjusted and paid substantially in the same manner as provided in the preceding sentence. If during the term of this lease, Taxes are required to be paid to the appropriate taxing authorities on any other date or dates than as presently required, then at Landlord's option, Tenant's Tax Payments shall be correspondingly accelerated or revised so that said Tenant's Tax Payments are due at least 30 days prior to the date payments are due to the taxing authorities or the superior mortgagee. The benefit of any discount for any early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord and such discount shall not be subtracted from Taxes. Whenever so requested, but not more often than once a year, Landlord will furnish Tenant with a reproduced copy of the bill (or receipted bill) for Taxes for the current or next preceding Tax Year.

         E. Landlord's failure during the lease term to prepare and deliver any tax statements or bills, or Landlord's failure to make a demand under this Article or under any other provision of this lease shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender, its rights to collect any items of additional rent which may have become due pursuant to this Article during the term of this lease. Tenant's liability for the additional rent due under this Article shall survive the expiration or sooner termination of this lease; provided, however, Tenant shall not have any liability for any Tax Payment not billed to Tenant within two (2) years after the Expiration Date of this lease.

         F. In no event shall any adjustment of Tax Payments hereunder result in a decrease in the fixed rent or additional rent payable pursuant to any other provision of this lease, it being agreed that the payment of additional rent under this Article is an obligation supplemental to Tenant's obligation to pay fixed rent.

40.      ESCALATION FOR OPERATING EXPENSES:

         A. For the purposes of this lease:

             1. The term "Escalation Year" shall mean each calendar year which shall include any part of the term of this lease.

             2. The term "Tenant's Proportionate Share" shall be deemed to mean 1.67%.

             3. "The term "Base Year" shall mean the twelve month period ending December 31, 1992.

             4. The term "Operating Expenses" shall mean all costs and expenses (and taxes thereon, if any) paid or incurred by Landlord or on behalf of Landlord with respect to the operation, cleaning, repair, safety, management, security and maintenance of the land and the building, building equipment, sidewalks, curbs and other areas immediately adjacent to the building, and with respect to the services provided tenants, including: (i) salaries, wages and bonuses paid to, and the cost of any hospitalization, medical, surgical, union and general welfare benefits (including group life insurance), any pension, retirement or life insurance plan and other benefit or similar expense (collectively "Wages") relating to employees of Landlord or employees whose wages are chargeable to Landlord engaged in the operation, cleaning, repair, safety, management, security or maintenance of the building and the building equipment or in providing building maintenance services to tenants; (ii) social security, unemployment and other payroll taxes, the cost of providing disability and worker's compensation coverage imposed by any legal requirements, union contract or otherwise with respect to said employees; (iii) the cost of electricity, gas, steam, water, air conditioning and other fuel and utilities;
(iv) the cost of casualty, rent, liability, fidelity, plate glass and any other insurance; (v) the cost of repairs, maintenance and painting; (vi) the cost or rental of all building and cleaning supplies, tools, materials and equipment; (vii) the cost of uniforms, work clothes and dry cleaning; (viii) window cleaning, concierge, guard, watchman or other security personnel or service, if any; (ix) management fees or, if no managing agent is employed by Landlord, a sum in lieu thereof not in excess of then prevailing rates for management fees payable in the Borough of Manhattan, City of New York for first-class office buildings; (x) charges of independent contractors performing work included within this definition of Operating Expenses; (xi) telephone and stationary; (xii) holiday and other decorations customarily found in first-class Manhattan office buildings; (xiii) association fees and dues; and
(xvii) exterior and interior landscaping.

         Provided, however, that the foregoing costs and expenses shall exclude or have deducted from them, as the case may be:

             (a) executives' salaries above the grade of building manager;

             (b) expenditures for capital improvements, other than those which under generally applied real estate practice are expenses or regarded as deferred expenses and other than capital expenditures made by reason of mandatory legal or insurance requirements first effective (or first requiring such improvements to be made) after the date hereof, or which actually reduce energy consumption, in any of which cases the cost thereof shall be included in Operating Expenses for the Escalation Year in which the costs are incurred and subsequent Escalation Years, on a straight-line basis, to the extent that such items are amortized over the useful life thereof (as determined in accordance with generally accepted accounting principles, consistently applied), with an interest factor equal to two (2) percentage points above the prime commercial lending rate of Citibank, N.A., charged to its customers of highest credit standing for ninety (90) day unsecured loans ("Expense Interest Rate), at the time of Landlord's having made said expenditure;

             (c) amounts received by Landlord through proceeds of insurance to the extent they are compensation for sums previously included in Operating Expenses hereunder;

             (d) costs of repairs or replacements incurred by reason of fire or other casualty or condemnation to the extent Landlord is compensated therefor;

             (e) advertising and promotional expenditures;

             (f) costs incurred in performing work or furnishing services for any tenant (including Tenant), whether at such tenant's or Landlord's expense, to the extent that such work or service is in excess of any work or service that Landlord is obligated to furnish to Tenant at Landlord's expense;

             (g) depreciation or amortization, except as provided above;

             (h) brokerage commissions;

             (i) Tenant's Proportionate Share of Taxes plus Taxes allocated to other space leased to tenants as reasonably estimated by Landlord;

             (j) refinancing costs and mortgage interest and amortization payments;

             (k) the cost of electricity furnished by Landlord to space leased by tenants (including Tenant) of the building; and the cost of installing any meters or performing electrical surveys in any such space;

             (l) legal and other professional fees and expenses incurred in connection with the leasing of space in the building and disputes with tenants of the building;

             (m) franchise, estate, succession, inheritance, profit, use, occupancy, gross receipts, rental, capital gains, capital stock, transfer and income taxes upon Landlord or the land and building;

             (n) interest or penalties for late payment by Landlord;

             (o) the cost (including, without limitation, attorneys' fees and disbursements) of any judgment, settlement or arbitration award resulting from any tort liability;

             (p) the cost of installing, operating and maintaining any specialty service such as an observatory, broadcasting facilities, luncheon club, athletic or recreational club;

             (q) the cost (including increased Taxes and Operating Expenses) of any addition of rentable square footage to the building after the original construction;

             (r) lease payments for rented equipment, the cost of which equipment would constitute a capital expenditure if the equipment were purchased (except, with respect to equipment falling within the scope of clause (b) or which reduces energy consumption (as provided herein);

             (s) the cost of furnishing and installing replacement light bulbs and ballasts in tenanted areas of the building;

             (t) any fee for the management of the building other than the fees specified in clause (x) in this Paragraph A.4;

             (u) arbitration expenses unrelated to the maintenance, operation and security of the building and any other arbitration expenses incurred in applying for any reduction of Taxes or in connection with the leasing of space in the building or with prosecuting default or eviction proceedings against tenants or relating in any other way to tenant disputes;

             (v) legal and auditing fees, other than those reasonably incurred in connection with the maintenance and operation of the land and building or with prosecuting default or eviction proceedings against tenants or relating in any other way to tenant disputes;

             (w) any rent, additional rent or other charge under any lease or sublease to or assumed, directly or indirectly, by Landlord;

             (x) expenditures on account of Landlord's acquisition or air rights;

             (y) the cost of repairs or replacements incurred by reason of fire or other casualty or caused by the exercise of the right of eminent domain to the extent Landlord is compensated therefor by insurance proceeds or a condemnation award;

             (z) there shall be deducted from Operating Expenses an amount equal to all amounts received by Landlord through proceeds of insurance to the extent the proceeds are compensation for expenses which (i) previously were included in Operating Expenses hereunder, (ii) are included in Operation Expenses for the Escalation Year in which the insurance proceeds are received, or (iii) will be included as Operating Expenses in a subsequent Escalation Year;

             (aa) costs and expenses of governmental licenses and permits, or renewals thereof, unless the same are for governmental licenses or permits normal to the operation or maintenance of the land and building; and

             (bb) the cost of any work or service performed for any facility or property other than the land and building.

         If Landlord shall purchase any item of capital equipment or make any capital expenditure which has the effect of reducing the expenses which would otherwise be included in Operating Expenses, then the costs of such capital equipment or capital expenditure are to be included in Operating Expenses for the Escalation Year in which the costs are incurred and subsequent Escalation Years (but not in excess of the savings actually realized in each such year), on a straight-line basis, to the extent that such items are amortized over such period of time as Landlord reasonably estimates such savings or reductions in Operating Expenses are expected to equal Landlord's costs for such capital equipment or capital expenditure, with an interest factor equal to the Expense Interest Rate at the time of Landlord's having made said expenditure. If Landlord shall lease any items of capital equipment designed to result in savings or reductions in expenses which would otherwise be included in Operating Expenses, then the rentals and other costs paid pursuant to such leasing shall be included in Operating Expenses for the Escalation Year in which they were incurred.

         If during all or part of the Base Year and/or any Escalation Year, Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense hereunder) to portions of the building due to the fact that (i) such portions are not occupied or leased, (ii) such item of work or service is not required or desired by the tenant of such portion, (iii) such tenant is itself obtaining and providing such item of work or service or (iv) for other reasons, then, for the purposes of computing Operating Expenses, the amount for such item and for such period shall be deemed to be increased by an amount equal to the additional costs and expenses (as reasonably estimated by Landlord) which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or services to such portion of the building or to such tenant.

         B. 1. For each Escalation Year commencing during the term of this lease, Tenant shall pay ("Tenant's Operating Payment") to Landlord, as additional rent, a sum equal to Tenant's Proportionate Share of the amount by which Operating Expenses for such Escalation Year exceeds the Operating Expenses for the Base Year.

             2. Landlord shall furnish to Tenant, prior to the commencement of each Escalation Year, a written statement setting forth Landlord's estimate of Tenant's Operating Payment for such Escalation Year, and the method of calculation of Tenant's Operating Payment for such Escalation Year. Tenant shall pay to Landlord on the first day of each month during such Escalation Year an amount equal to one-twelfth (1/12th) of Landlord's estimate of Tenant's Operating Payment for such Escalation Year. If, however, Landlord shall furnish any such estimate for an Escalation Year subsequent to the commencement thereof, then (a) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Paragraph B in respect of the last month of the preceding Escalation Year; (b) promptly after such estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant's Operating Payment previously made for such Escalation Year were greater or less than the installments of the Tenant's Operating Payment to be made for such Escalation Year in accordance with such estimate, and (i) if there shall be a deficiency, Tenant shall pay the amount thereof within twenty (20) days after demand therefor, or (ii) if there shall have been an overpayment, Landlord shall either refund to Tenant the amount thereof or permit Tenant to credit the amount thereof against subsequent payments under this Section; and
(c) on the first day of the month following the month in which such estimate is furnished to Tenant, and monthly thereafter throughout the remainder of such Escalation Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of Tenant's Operating Payment shown on such estimate. Landlord may at any time or from time to time (but not more than twice with respect to any Escalation Year) furnish to Tenant a revised statement of Landlord's estimate of Tenant's Operating Payment for such Escalation Year, and in such case, Tenant's Operating Payment for such Escalation Year shall be adjusted and paid or refunded, as the case may be, substantially in the same manner as provided in the preceding sentence.

             3. After the end of each Escalation Year Landlord shall furnish to Tenant a Landlord's Statement for such Escalation Year. Each such year-end Landlord's Statement shall be accompanied by a computation of Operating Expenses for the building prepared by a certified public accountant or managing agent designated by Landlord from which Landlord shall make the computation of Operating Expenses hereunder. If the Landlord's Statement shall show that the sums paid by Tenant under this Section exceeded Tenant's Operating Payment paid by Tenant for such Escalation Year, Landlord shall either refund to Tenant the amount of such excess or permit Tenant to credit the amount of such excess against subsequent payments under this Section; and if the Landlord's Statement for such Escalation Year shall show that the sums so paid by Tenant were less than Tenant's Operating Payment paid by Tenant for such Escalation Year, Tenant shall pay the amount of such deficiency within ten (10) days after demand therefore.

             4. If the Commencement Date or the Expiration Date shall occur on a date other than January 1 or December 31, respectively, any additional rent under this Article for the

Escalation Year in which such Commencement Date or Expiration Date shall occur shall be apportioned in that percentage which the number of days in the period from the Commencement Date to December 31 or from January I to the Expiration Date, as the case may be, both inclusive, shall bear to the total number of days in such Escalation Year. In the event of a termination of this lease, any additional rent under this Article shall be paid or adjusted within thirty (30) days after submission of a Landlord's Statement. In no event shall fixed rent ever be reduced by operation of this Article and the rights and obligations of Landlord and Tenant under the provisions of this Article with respect to any additional rent shall survive the termination of this lease.

         C. 1. Landlord's failure to render Landlord's Statements with respect to any Escalation Year shall not prejudice Landlord's right to thereafter render a Landlord's Statement with respect thereto or with respect to any subsequent Escalation Year. Nothing herein contained shall restrict Landlord from issuing Landlord's Statements at any time there is an increase in Operating Expenses during any Escalation Year or any time thereafter.

             2. Each Landlord's Statement shall be conclusive and binding upon Tenant unless within sixty (60) days after receipt of such Landlord's Statement Tenant shall notify Landlord that it disputes the correctness of Landlord's Statement, specifying the particular respects in which Landlord's Statement is claimed to be incorrect. Tenant shall have the right, for a period of thirty
(30) days after Tenant gives Landlord timely notice that it disputes Landlord's Statement, to inspect the books and records of Landlord solely to the extent necessary to verify Landlord's computation of the disputed item(s) of Operating Expenses. Such inspection shall take place during business hours at a location designated by Landlord, upon reasonable prior notice by Tenant to Landlord. If Tenant shall dispute the correctness of Landlord's Statement as aforesaid, and the parties shall not be able to resolve such dispute within ninety (90) days after the giving of such Landlord's Statement, then the parties shall refer the matter or matters in dispute to certified public accountants mutually acceptable to Landlord and Tenant, and the decision of such accountants shall be conclusive and binding upon the parties. Pending settlement of such dispute, Tenant shall pay Tenant's Operating Payment as determined by Landlord and, in the event such dispute is resolved in favor of Tenant, Landlord shall promptly reimburse Tenant for any overpayment(s). The fees and expenses of said accountants in determining such matter or matters shall be borne by the unsuccessful party (and if both parties are partially unsuccessful, the accountant shall apportion the fees and disbursements between the parties based upon the degree of success of each party).

41.      AMENDING ARTICLE 11:

         Notwithstanding the provisions of Article 11, and in modification and amplification thereof:

         A. If Tenant's interest in this lease is assigned, whether or not in violation of the Provisions of this lease, Landlord may collect rent from the assignee; if the demised premises or any part thereof are sublet to, or occupied by, or used by, any person other than Tenant, whether or not in violation of this lease, Landlord, after default by Tenant under this lease and expiration of Tenant's time, if any, to cure such default, may collect rent from the subtenant, user or occupant. In either case, Landlord shall apply the net amount collected to the rents reserved in this lease, but neither any such assignment, subletting, occupancy, nor use, nor any such collection or application shall be deemed a waiver of any terms, covenant or condition of this lease or the acceptance by Landlord of such assignee, subtenant, occupant or user as a tenant. The consent by Landlord to any assignment, subletting, occupancy or use shall not relieve Tenant from its obligation to obtain the express prior written consent of Landlord to any further assignment, subletting, occupancy or use. The listing of any name other than Tenant's on any door of the demised premises, or on any directory, or on any elevator in the building, or otherwise, shall not operate to vest in the party so named, any right or interest in this lease or in the demised premises, or be deemed to constitute, or serve as a substitute for, any prior written consent of Landlord required under this Article, and it is understood that any such listing shall constitute a privilege extended by Landlord which shall be revocable at Landlord's will by notice to Tenant. Tenant agrees to pay to Landlord any reasonable counsel fees incurred by Landlord in connection with any proposed assignment of Tenant's interest in this lease or any proposed subletting of the demised premises or any part thereof. Neither any assignment of Tenant's interest in this lease nor any subletting, occupancy or use of the demised premises or any part thereof by any person other than Tenant, nor any collection of rent by Landlord from any person other than Tenant as provided in this Paragraph A, nor any application of any such rent as aforementioned as provided in this Paragraph A, shall in any circumstances relieve Tenant of Tenant's obligations fully to observe and perform the terms, covenants and conditions of this lease on Tenant's part to be observed and performed.

         B. If Tenant shall desire to assign this lease or to sublet the demised premises, then Tenant shall submit to Landlord a written notice ("Recapture Notice") specifying (i) in the case of a proposed assignment, the effective date thereof; and (ii) in the case of a proposed subletting, the commencement date and term thereof and the space to be sublet by Tenant. Landlord shall then have the following options, to be exercised by notice ("Exercise Notice") given to Tenant within ten (10) business days after receipt of Tenant's Recapture Notice:

             1. Landlord may require Tenant to surrender the demised premises to Landlord and to accept a termination of this lease as of a date (the "Termination Date") to be designated by Landlord in the Exercise Notice, which date shall be the day immediately preceding the effective date of the proposed assignment or the commencement date of the proposed subletting, whichever is applicable, but not less than sixty (60) days following the date of Landlord's Exercise Notice; or

             2. Landlord may require Tenant to assign this lease to Landlord without merger of Landlord's estates effective as of the day preceding the proposed assignment or sublease, whereupon Tenant shall be released from all liability and obligation first accruing under this lease from and after such effective date.

         If Landlord shall elect to require Tenant to surrender the demised premises and accept a termination of this lease, then this lease shall expire on the Termination Date as if that date had been originally fixed as the Expiration Date. Regardless of which option Landlord exercises under this Paragraph B, whether to terminate this lease or to take an assignment thereof, Landlord shall be free to, and shall have no liability to Tenant if Landlord shall, lease the demised premises to Tenant's prospective assignee or subtenant, if any.

         C. If Landlord shall not exercise either of its options under Paragraph B above within the time period therein provided, and Tenant shall thereafter procure a proposed subtenant or assignee and shall desire to enter into a proposed sublease or assignment as specified in Tenant Recapture Notice, then Tenant shall submit to Landlord a written request for Landlord's consent to such assignment or subletting ("Tenant's Request"), which request shall contain or be accompanied by the following information; (i) the name and address of the proposed assignee or subtenant; (ii) the material terms and conditions of the proposed assignment or subletting; (iii) the nature and character of the business of the proposed assignee or subtenant and its proposed use of the demised premises; and (iv) banking, financial and other credit information with respect to the proposed assignee or subtenant reasonably sufficient to enable Landlord to determine the financial responsibility of the proposed assignee or subtenant. If Tenant shall have submitted Tenant's Request to Landlord within four (4) months after the date of Landlord's receipt of the Recapture Notice to which same relates, then Landlord shall not unreasonably withhold consent to such proposed assignment or subletting of the entire demised premises, provided that Tenant is not then in default under this lease beyond any applicable notice and grace period, and further provided that the following further conditions shall be fulfilled:

             1. The proposed subtenant or assignee shall not be a school of any kind, or an employment or placement agency or governmental or quasi governmental agency, or a real estate brokerage office or medical office or executive recruitment office;

             2. The subletting or assignment shall be to a tenant whose occupancy will be in keeping with the dignity and character of the then use and occupancy of the building;

             3. No space shall be advertised or openly promoted to the general public;

             4. The proposed sublessee or assignee shall not be a tenant, subtenant, occupant or assignee of any premises in the building; or a party who negotiated with Landlord or

Landlord's agent (directly or through a broker) with respect to space in the building during the six (6) months immediately preceding Tenant's request for Landlord's consent;

             5. Except in connection with an assignment of this lease or subletting made pursuant to Paragraph B above, Tenant shall reimburse Landlord, within ten (10) days after demand accompanied by invoices therefor, for any costs that may be incurred in connection with any assignment or sublease, including, without limitation, the reasonable costs of making investigations as to the acceptability of the proposed assignee or subtenant, and reasonable out-of-pocket legal costs incurred in connection with the granting of any requested consent;

             6. In case of a subletting, it shall be expressly subject to all of the obligations of Tenant under this lease and the further condition and restriction that the sublease shall not be assigned, encumbered or otherwise transferred or the subleased premises further sublet by the sublessee in whole or in part, or any part thereof suffered or permitted by the sublessee to be used or occupied by others, without the prior written consent of Landlord in each instance; and

             7. Tenant shall deliver to Landlord, at least ten (10) days prior to the effective date of such assignment or sublease, a fully-executed counterpart thereof; and (i) if the terms of the executed assignment or sublease shall materially vary in any respect from those set forth in Tenant's Request or
(ii) if such assignment or sublease shall not be executed and delivered to Landlord within six (6) months following the date of Tenant's Request, then Tenant shall again comply with all of the provisions of Paragraphs B and C hereof.

                                     * * * *

         If Landlord shall decline to give its consent to any proposed assignment or subletting pursuant to this Paragraph C, Landlord shall furnish Tenant with an explanation, in reasonable detail, of the basis for such denial.

                                     * * * *

         D. 1. Tenant may, without Landlord's prior written consent, but upon not less than fifteen (15) days' prior written notice to Landlord, permit any corporations or other business entities which control, are controlled by, or are under common control with Tenant (herein referred to as a "related corporation") to sublet all or part of the demised premises for any of the purposes permitted to Tenant, subject however to compliance with Tenant obligations under this lease provided that (i) Tenant shall not be in default in the performance of any of its obligations under this lease, (ii) prior to such subletting Tenant furnishes Landlord with the name of any such related corporation, together with a certification of Tenant, and such other proof as Landlord may reasonably request, that such subtenant is a related corporation of Tenant and continues to remain such during the term hereof, and (iii) in the reasonable judgment of Landlord the proposed subtenant is of a character such as is in keeping with the standards of Landlord for the building. In connection with the information to be provided to Landlord pursuant to this Paragraph D.1, Tenant shall furnish Landlord, upon request from time to time, with reasonable evidence that such subtenant remains a related corporation of Tenant. Such subletting shall not be deemed to vest in any such related corporation any right or interest in this lease or the demised premises nor shall it relieve, release, impair or discharge any of Tenant's obligations hereunder. For the purposes hereof, "control" shall be deemed to mean ownership of not less than fifty (50%) percent of all of the voting stock of such corporation or not less than fifty (50%) percent of all of the legal and equitable interest in any other business entities.

             2. Tenant may, without Landlord's prior written consent, but upon not less than fifteen (15) days' prior written notice to Landlord, assign or transfer its entire interest in this lease and the leasehold estate hereby created to a successor corporation of Tenant (as hereinafter defined); provided, however, that (i) Tenant shall not be in default in any of the terms of this lease, (ii) the proposed occupancy shall not materially increase the office cleaning requirements (if any) or impose an extra burden upon the building equipment or building services and (iii) the proposed assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of New York State. A "successor corporation", as used in this Paragraph shall mean
(a) a corporation into which or with which Tenant, its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for the merger or consolidation of corporations, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation, the liabilities of the corporations participating in such merger or consolidation are assumed by the corporation surviving such merger or consolidation, or (b) a corporation acquiring this lease and the term hereof and the estate hereby granted, the goodwill and all or substantially all of the other property and assets (other than capital stock of such acquiring corporation) of Tenant, its corporate successors or assigns, and assuming all or substantially all of the liabilities of Tenant, its corporate successors and assigns, or (c) any corporate successor to a successor corporation becoming such by either of the methods described in subdivisions (a) and (b) above; provided that (x) such merger or consolidation, or such acquisition and assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby, and (y) immediately after giving effect to any such merger or consolidation, or such acquisition and assumption, as the case may be, the corporation surviving such merger or created by such consolidation or acquiring such assets and assuming such liabilities, as the case may be, shall have assets, capitalization and a net worth (as determined in accordance with generally accepted accounting principles, and certified to Landlord by an independent certified public accountant), which, in Landlord's sole reasonable judgment, is sufficient to fully perform the monetary and other obligations of Tenant under this lease given any other outstanding obligations of such corporation. The acquisition by Tenant, its corporate successors or assigns, of all or substantially all of the assets, together with the assumption of all or substantially all of the obligations and liabilities of any corporation, shall be deemed to be a merger for the purposes of this Article.

         E. No permitted or consented to assignment or subletting shall be effective or valid for any purpose whatsoever unless and until a counterpart of the assignment or a counterpart or reproduced copy of the sublease shall have been first delivered to the Landlord, and, in the event of an assignment, the Tenant shall deliver to Landlord a written agreement executed and acknowledged by the Tenant and such assignee in recordable form wherein such assignee shall assume jointly and severally with Tenant the due performance of this lease on Tenant's part to be performed to the full and of the term of this lease notwithstanding any other or further assignment.

         F. Any transfer by operation of law or otherwise, of Tenant's interest in this lease or of a fifty (50%) percent or greater interest in Tenant (whether stock, partnership interest or otherwise) shall be deemed an assignment of this lease for purposes of this Article, except that the transfer of the outstanding capital stock of any corporate tenant shall be deemed not to include the sale of such stock by persons or parties through the "over-the-counter-market" or through any recognized stock exchange, other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended. The foregoing provisions of this Paragraph F shall not be deemed to obligate Tenant to obtain Landlord's consent with respect to any assignment of this lease made pursuant to Paragraph D.2 above.

         G. Neither any assignment of Tenant's interest in this lease nor any subletting, occupancy or use of the demised premises or any part thereof by any person other than Tenant, nor any collection of rent by Landlord from any person other than Tenant as provided in Article 11 hereof, nor any application of any such rent as provided in said Article 11 shall, in any circumstances, relieve Tenant of its obligations fully to observe and perform the terms, covenants and conditions of this lease on Tenant's part to be observed and performed.

         H. 1. Notwithstanding anything to the contrary contained herein, if Landlord shall consent to any assignment or subletting and Tenant shall either
(i) receive any consideration from its assignee in connection with the assignment of this lease, Tenant shall pay over to Landlord a sum equal to fifty (50.0%) percent of any of such consideration (including, without limitation, sums designated by the assignee as paid for the purchase of Tenant's property in the demised premises, less the then fair market value thereof) as shall exceed the Deductible Expenses (as defined herein) incurred by Tenant for such assignment or (ii) sublet the demised premises or any portion thereof to anyone for rents, additional charges or other consideration (including, without limitation, sums designated by the subtenant as paid for the purchase of Tenant's property in the demised premises, less the then fair market value thereof) which for any period shall exceed the rents payable for the subleased space under this lease for the same period, Tenant shall pay Landlord, as additional rent, a sum equal to fifty (50.0%) percent of any such excess consideration as shall exceed the Deductible Expenses (as defined herein) incurred by Tenant for such subletting. All sums payable to Landlord pursuant to subdivision (i) of this Paragraph shall be paid on the effective date of such assignment and all sums payable to Landlord pursuant to subdivision (ii) of this Paragraph shall be paid on the date or dates such sums are payable to Tenant by the subtenant.

             2. For purposes of this Paragraph, the term "Deductible Expenses" shall mean (i) the reasonable brokerage commissions, advertising costs and attorneys' fees incurred by Tenant with respect to the instant transaction, plus
(ii) the reasonable cost incurred by Tenant of leasehold improvements made to prepare the demised premises for occupancy by the assignee or subtenant, plus
(iii) any other reasonable, out-of-pocket costs and expenses incurred by Tenant which are directly attributable to the instant transaction. For purposes of computing any payments to be made by Tenant to Landlord pursuant to this Paragraph with respect to a proposed subletting, the Deductible Expenses shall be amortized over the entire term of the proposed subletting.

         I. Without being subject to Landlord's options contained in Paragraph B of this Article, Tenant shall have the right, with Landlord's prior written consent (which consent shall not be unreasonably withheld subject to Tenant's compliance with Paragraph C hereof) to sublet up to one-third (1/3) of the rentable area of the demised premises to one (1) subtenant at any one time.

42.      SUPPLEMENTING ARTICLE 3:

         Landlord's consent shall not be required for minor decorative changes to the demised premises such as painting and installation of cabinets and shelves, floorcoverings and wallcoverings; provided, however, that same are not visible from, and do not physically affect any part of the building, outside the demised premises, and do not require any filings to be made with applicable governmental bodies. All other renovations, decorations, additions, installations, improvements and/or alterations of any kind or nature in the demised premises (herein "Tenant's Changes") shall require the prior written consent of Landlord thereto which, in the case of non-structural interior Tenant's Changes, Landlord agrees not to unreasonably withhold, provided that Tenant's Changes are performed only by Landlord's designated contractors and do not affect the building (i) electric generating and distribution equipment, including the building (a) fuel, storage and transfer systems, (b) electric generation, including engine cooling and air intake and exhaust and the electric collection, switching and load shedding systems and (c) service, distribution, circuit protective and branch circuit systems, each up to the final utilization device, receptacle, appliance and fixture equipment, or (ii) steam and hot water generating equipment, including the building (w) fuel, storage and transfer systems, (x) fuel combustion systems including waste heat boilers, (y) steam and hot water collection systems, and (z) ancillary systems for steam and hot water and accessories thereto, each up to and including the steam and hot water metering equipment (all of such electric generating and distribution equipment and steam and hot water generating equipment hereinafter collectively called the "Electrical Systems"). Landlord may impose such conditions with respect to Tenant's Changes (as to guarantee of completion, payment, restoration and otherwise including, the requirement of Tenant to post a bond to insure the completion of Tenant's Changes) as Landlord may reasonably require. In no event shall Landlord be required to consent to any Tenant's Change which would physically affect any part of the building outside of the demised premises or would adversely affect the proper functioning of the mechanical, electrical, sanitary or other service systems of the building. At the time Tenant requests Landlord's written consent to any Tenant's Changes, Tenant shall deliver to Landlord detailed plans and specifications therefor. Tenant shall pay to Landlord any reasonable, actual fees or expenses incurred by Landlord in connection with Landlord's submitting such plans and specifications, if it so chooses, to an architect or engineer selected by Landlord for review or examination and/or for supervision during performance of Tenant's Changes. Tenant shall also pay to Landlord as additional rent, for services to be performed by Landlord in connection with Tenant's Changes, a fee equal to five (5%) percent of the total cost of Tenant's Changes; provided that no such fee shall be payable with respect to Tenant's Changes made to prepare the demised premises for Tenant's initial occupancy. There shall be excluded from such computation the cost of painting, furniture, furnishings, draperies, office equipment, carpeting, cabinetry, items of special decoration, telephone installation and items of similar character. Landlord's approval of any plans or specifications does not relieve

Tenant from the responsibility for the legal sufficiency and technical competency thereof. Before commencement of any Tenant's Changes, Tenant, at its expense, shall obtain the necessary consents, authorizations and licenses from all federal, state and/or municipal authorities having jurisdiction over such work. In addition, Tenant at its expense, shall obtain all necessary asbestos-certifications and comply with the New York City Asbestos Control Law (Local Law 76 of 1985), as same may be amended. Notwithstanding the foregoing, Landlord, at its sole cost and expense, shall remove and/or encapsulate, if and to the extent required by law, any asbestos-containing materials determined to be present in the demised premises during the term hereof and obtain all governmental sign-offs required in connection therewith; except that Tenant, at its sole cost and expense, shall remove and restore any of Tenant's Changes which Landlord shall request that Tenant remove in order for Landlord to gain access to such asbestos-containing materials.

         Tenant agrees to indemnify and save Landlord harmless from and against any and all bills for labor performed and equipment, fixtures and materials furnished to Tenant and applicable sales taxes thereon as required by New York law and from and against any and all liens, bills or claims therefor or against the demised premises or the building and from and against all losses, damages, costs, expenses, suits and claims whatsoever in connection with Tenant's Changes. The cost of Tenant's Changes shall be paid for in cash or otherwise, so that the demised premises and the building shall at all times be free of liens for labor and materials supplied or claimed to have been supplied.

         Tenant, at its expense, shall cause any Tenant's Changes consented to by Landlord to be performed in compliance with all applicable requirements of law and insurance bodies having jurisdiction and in such manner as not to interfere with, delay or impose any additional expense upon the Landlord in the maintenance or operation of the building and so as to maintain harmonious labor relations in the building.

         Notwithstanding the provisions of Article 3, Tenant shall not be required to restore the demised premises to its condition prior to the making of any Tenant's Changes except if and to the extent that such restoration is made an express condition of Landlord's consent to such Tenant's Changes.

         If the performance of Tenant's Changes shall unreasonably interfere with the comfort and/or convenience of other tenants in the building or shall cause damage to or otherwise interfere with the occupancy of adjacent buildings, Tenant shall, upon Landlord's demand, take all reasonable steps necessary to remedy or remove the condition or conditions complained of. Tenant further covenants and agrees to indemnify and save Landlord harmless from and against any and all claims, losses, damages, costs, expenses, suits and demands whatsoever made or asserted against Landlord by reason of the foregoing.

         Tenant agrees to utilize only contractors and subcontractors first approved by Landlord (which approval shall not be unreasonably withheld or delayed) for the performance of Tenant's Changes.

         Tenant shall keep detailed records of Tenant's Changes estimated to cost more than $5,000.00 and of the cost thereof. Tenant shall furnish copies of such records to Landlord within thirty (30) days after completion of any such Tenant's Changes. In addition, promptly after the completion of any Tenant's Changes, Tenant shall furnish to Landlord a complete set of "as-built" plans and specifications.

43.      CERTIFICATES BY TENANT:

         At any time and from time to time, Tenant, for the benefit of Landlord and/or any other person, firm or corporation specified by Landlord, on at least five (5) business days prior written request by Landlord, will deliver to Landlord a duly acknowledged statement, certifying that this lease is not modified and is in full force and effect (or if there shall have been modifications that same is in full force and effect as modified, and stating the modifications); the Commencement and Expiration Dates hereof; the dates to which the fixed rent, additional rent and other charges have been paid; whether or not, to the best knowledge of the signer of such statement, there are any then existing defaults on the part of either Landlord or Tenant in the performance of the terms, covenants and conditions of this lease, and if so, specifying the default of which the signer of such statement has knowledge; and such other information as Landlord may reasonably request with respect to this lease. At any time and from time to time (but not more frequently than one (1) time in any 12-month period), Landlord, for the benefit of Tenant, on at least five (5) business days' prior written request by Tenant, shall deliver to Tenant a duly acknowledged statement in the aforementioned form.

44.      LIMITATION OF LIABILITY:

         Tenant agrees that the liability of Landlord under this lease and all matters pertaining to or arising out of the tenancy and the use and occupancy of the demised premises, shall be limited to Landlord's interest in the building and in no event shall Tenant make any claim against or seek to impose any personal liability upon any direct or indirect general or limited partner, shareholder, employee or director of Landlord, or any principal of any firm or corporation that may hereafter be or become the Landlord.

45.      INDEMNIFICATION AND INSURANCE:

         A. Except to the extent attributable to the negligence of Landlord or its agents, Tenant shall indemnify and save harmless Landlord and its agents against and from (i) any and all claims (a) arising from (x) the conduct or management of the demised premises or of any business therein, or (y) any work or thing whatsoever done, or any condition created in or about the demised premises during the term hereof or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the demised premises, or (b) arising from any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants or licensees or its or their employees, agents visitors, invitees or contractors or subcontractors of any tier, and (ii) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim (except to the extent attributable to the negligence of Landlord or its agents), Tenant, upon notice from Landlord, shall resist and defend such action or proceeding at Tenant's expense by counsel reasonably satisfactory to Landlord. Landlord hereby approves counsel retained by Tenant's insurance company defending any such claim.

         B. Tenant shall secure and keep in full force and effect throughout the term hereof, at Tenant's sole cost and expense (i) Comprehensive General Liability Insurance, written on an occurrence basis, to afford protection in such amount as Landlord may determine and in no event less than $3,000,000 combined single limit for personal and bodily injury and death arising therefrom and Broad Form property damage arising out of any one occurrence in, upon, adjacent to or in connection with the demised premises or any part thereof, which insurance shall include coverage for contractual liability (including the matters set forth in Paragraph A above), owner's protective liability, independent contractor's liability and completed operations liability; (ii) during the course of construction of any Tenant's Changes and until completion thereof, Builder's Risk insurance or equivalent on an "all risk" basis (including collapse) on a completed value (non-reporting) form for full replacement value covering the interests of Landlord and Tenant (and their respective contractors and subcontractors) in all work incorporated in the building and all materials and equipment in or about the demised premises; (iii) Workers' Compensation Insurance, as required by law and (iv) such other insurance in such amounts as Landlord may require from time to time. All such insurance shall contain only such "deductibles" as Landlord shall reasonably approve. The minimum amounts of insurance required under this Paragraph shall not be construed to limit the extent of Tenant's liability under this lease. In addition, prior to any entry upon the demised premises by Tenant or any of Tenant's employees, agents or contractors, Tenant shall deliver or cause to be delivered to Landlord certificates evidencing that all insurance required hereunder is in full force and effect. Tenant shall have the right to insure and maintain the insurance coverages set forth in this Paragraph under blanket insurance policies covering other premises occupied by Tenant so long as such blanket policies comply as to terms and amounts with the insurance provisions set forth in this lease.

         C. All such insurance shall be written in form and substance reasonably satisfactory to Landlord by an insurance company in a financial size category of not less than XI and with general policy holders' ratings of not less than A-, as rated in the most current available "Best's" insurance reports, or the then equivalent thereof, and licensed to do business in New York State and authorized to issue such policies. All policies of insurance procured by Tenant shall contain endorsements providing that (a) such policies may not be reduced or canceled (including for non-payment of premium) or allowed to lapse with respect to Landlord or materially changed or amended except after 30 days' prior notice from the insurance company to Landlord, sent by certified mail, return receipt requested; and (b) Tenant shall be solely responsible for the payment of premiums therefor notwithstanding that Landlord is or may be named as an additional insured. Duly executed certificates of insurance (including endorsements and evidence of the waivers of subrogation required pursuant to Paragraph E herein), together with reasonably satisfactory evidence of payment of the premiums therefor, shall be delivered to Landlord, on or before the Commencement Date. Each certificate of insurance evidencing renewal or replacement of a policy shall be so deposited at least 30 days prior to the expiration of such policy.

         D. All insurance procured by Tenant under this Article shall be issued in the names and for the benefit of Landlord (and each member thereof in the event Landlord is a partnership or joint venture), Landlord's managing agent and Tenant, as their respective interests may appear, and shall contain an endorsement that Landlord, although named as an additional insured, nevertheless shall be entitled to recover under said policies for any loss or damages occasioned to it, its agents, employees, contractors, directors, shareholders, partners and principals (disclosed or undisclosed) by reason of the negligence or tortious acts of Tenant, its servants, agents, employees and contractors.

         E. Each party shall include in each of its insurance policies covering loss, damage or destruction by fire or other casualty (insuring the building and Landlord's property therein and the rental value thereof, in the case of Landlord, and insuring Tenant's personal property and fixtures and business interruption insurance, in the case of Tenant) a waiver of the insurer's right of subrogation against the other party or, if such waiver should be unobtainable or unenforceable, (i) an express agreement that such policy shall not be invalidated if the insured waives before the casualty the right of recovery against any party responsible for a casualty covered by such policies, or (ii) any other form of permission for the release of the other party. If such waiver, agreement or permission shall cease to be obtainable without additional charge, then if the other party shall so elect and shall pay the insurer's additional charge therefor, such waiver, agreement or permission shall be included in the policy, or the other party shall be named as an additional insured in the policy, provided, however, that Tenant shall at no time be named a loss payee under any of Landlord's insurance policies. Notwithstanding the foregoing, any failure by Tenant as an additional insured promptly to endorse to the order of Landlord any instrument for the payment of money under a policy of which Landlord is the owner or original or primary insured shall be a default under this lease.

         F. Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property (including rental value or business interruption) occurring during the term hereof and with respect and to the extent to which it is insured under a policy or policies containing a waiver of subrogation or permission to release liability or naming the other party as an additional insured, as provided in Paragraph E above. If, notwithstanding the recovery of insurance proceeds by either party for loss, damage or destruction of its property (or rental value or business interruption), the other party is liable to the first party with respect thereto or is obligated under this lease to make replacement, repair or restoration or payment, then provided the first party's right of full recovery under its insurance policies is not thereby prejudiced or otherwise adversely affected, the amount of the net proceeds of the first party's insurance against such loss, damage or destruction shall be offset against the second party's liability to the first party therefor, or shall be made available to the second party to pay for replacement, repair or restoration, as the case may be.

         G. The waiver of subrogation or permission for release referred to in Paragraph E above shall extend to the agents of each party and its and their employees. The releases provided for in Paragraph F above shall likewise extend to such agents and employees, if and to the extent that such waiver or permission is effective as to them. Nothing contained in Paragraphs E or F above shall be deemed to impose upon either party any duty to procure or maintain any of the kinds of insurance referred to therein except as otherwise required in this Article. If either party shall fail to maintain insurance in effect as required in this Article, the release by each party set forth in Paragraph F above shall be in full force and effect to the same extent as if such required insurance (containing a waiver of subrogation) were in effect.

46.      ELECTRIC CURRENT:

         A.       Definitions

         For purposes of this Article 46, the following terms shall have the following meanings:

         1. The term "Landlord's Cost", shall mean, the average cost per kilowatt hour to Landlord which Landlord would incur if Landlord were purchasing electricity for the building pursuant to service classification No. 4 (or any successor classification reflecting similar service) from the public utility company (the "Utility") servicing the area in which the building is located, including, without limitation, fuel adjustment charges (as determined for each month of the relevant period and not averaged), demand charges, rate adjustment charges, sales tax, and/or any other factors which would be used by the Utility in computing its charges to Landlord applied to the kilowatt hours of energy which Landlord would have purchased from the Utility during a given period, and further including transmission and transformer losses (to be reasonably determined by Landlord if such losses are not measured by the Submeter, as defined herein); and

         2. The term "Landlord's Statement", shall mean an instrument containing a computation (or estimate thereof), of Landlord's Cost (hereinabove defined), or any other computation to be made by Landlord pursuant to the provisions of this Article 46.

         B.       Method of Furnishing Electric Current to the demised premises

         Subject to the provisions of subdivision 4 of paragraph C hereof, Tenant agrees that Landlord may furnish electricity to Tenant on a "rent inclusion" basis or on a "submetering" basis. On the Commencement Date, electricity will be furnished pursuant to subdivision 1.

                  1. Submetering: Landlord shall, at Tenant's sole cost and expense install a meter or meters (collectively, the "Submeter"), at a location designated by Landlord, connections from the risers and/or circuits servicing the demised premises to the Submeter and perform all other work necessary for the furnishing of electric current by Landlord to the demised premises in the manner provided for in this subdivision 1. If and so long as electric current is supplied by Landlord to the demised premises to service Tenant's office equipment and the machinery and mechanical equipment for the air conditioning units utilized by Tenant, if any, Tenant will pay Landlord or Landlord's designated agent, as additional rent for such service, the amounts, as determined by the Submeter, for the purpose of measuring Tenant's consumption. The additional rent payable by Tenant pursuant to this subdivision 1, shall be computed in the same manner as that for computation of Landlord Cost, as applied to the demised premises, plus a fee (the "Overhead Charge") equal to six (6%) percent of such charge to Landlord, representing administrative/overhead costs to Landlord. The amounts computed from the Submeter together with the Overhead Charge, are herein collectively called the "Electricity Additional Rent", and such amounts computed from the Submeter shall be binding and conclusive on Tenant. If the Submeter should fail to properly register or operate at any time during the term of this lease for any reason whatsoever, Landlord may estimate the Electricity Additional Rent, and when the Submeter is again properly operative, an appropriate reconciliation shall be made, by Tenant paying any deficiency to Landlord within ten (10) days after demand therefor, or by Landlord crediting Tenant with the amount of any overpayment, as the case may be. The periods to be used for the aforesaid computation shall be as Landlord, in its sole discretion, may from time to time elect. Where more than one meter measures the electric service to Tenant (including such electric energy as is consumed in connection with the operation of the ventilation and air conditioning equipment servicing the demised premises), the electric service rendered through each meter may be computed and billed at Landlord option, separately as above set forth, or cumulatively. Bills for the Electricity Additional Rent (the "Bills") shall be rendered to Tenant as such time as Landlord may elect.

         Landlord and Tenant agree, that the Submeter might be installed subsequent to the date (the "Initial Occupancy Date") that Tenant, or anyone (including, without limitation, any contractors or other workmen) claiming under or through Tenant first enters the demised premises. In such event, Landlord, at Landlord's sole option, may either (x) reasonably estimate the Electricity Additional Rent payable by Tenant for the period commencing on the Initial Occupancy Date and ending on the Occupancy Reading Date (hereinafter defined), and Tenant shall pay to Landlord, within ten (10) days after demand therefor, the amount set forth on Landlord's estimate and, after rendition of a subsequent Landlord's Statement, an appropriate reconciliation shall be made for any deficiency owed by Tenant, or any overage paid by Tenant or (y) render a Landlord's Statement to Tenant, after a reading of the installed Submeter is made (said date upon which the Submeter is read, being herein called the "Occupancy Reading Date") on or about the date upon which Tenant shall have completed Tenant's Changes, if any, in accordance with the provisions of Article 42 hereof and commenced normal business operations in the demised premises, and the amount calculated from the Submeter on the Occupancy Reading Date shall be determined on a per diem basis and then multiplied by the number of days from the Initial Occupancy Date through the Occupancy Reading Date to arrive at the amount due for said period, and Tenant shall pay the Electricity Additional Rent on the basis of such Submeter reading within ten (10) days after rendition of Landlord's Statement detailing such computation.

         If any tax (in the nature of a sales tax) is imposed upon Landlord's receipts from the sale or resale of electric current to Tenant by any Federal, state or municipal authority, Tenant agrees that, unless prohibited by law, Tenant's Proportionate Share (as said term is defined in Article 39 hereof) of such taxes shall be passed on to, and included in the bill of, and paid by Tenant to Landlord as additional rent.

                  2. Rent Inclusion

         Tenant acknowledges and agrees that if electric current is furnished to the demised premises on a rent-inclusion basis, then (i) the fixed rent set forth in this lease shall be increased by the "Electricity Rent Inclusion Factor" (hereinafter defined and sometimes called the "ERIF") to compensate Landlord for the electrical wiring and other installations necessary for, and for its obtaining and making available to Tenant the redistribution of electric current to the demised premises as additional service, and (ii) the ERIF shall be subject to periodic adjustments as hereinafter provided. The "Electricity Rent Inclusion Factor" shall mean (x) the amount determined by multiplying Landlord's Cost by Tenant's average kilowatt hour usage (determined by the most recent survey under this subdivision 2) or (y) if no such survey has yet been made, the average on a per rentable square foot basis of the charges for electric current to the demised premises pursuant to subdivision 1 of this
Article 46 (exclusive of the Overhead Charge) for the twelve (12) full calendar months preceding the month in which the provisions of this subdivision 2 shall become effective, multiplied by 13,632 plus six (6%) percent of the resulting total. If the provisions of this subdivision 2 shall be effective prior to the expiration of a period of twelve (12) full consecutive months during which Tenant is paying for electric energy to the demised premises pursuant to said subdivision 1 of this Article 46 (and no survey has yet been made under this subdivision 2), so that the ERIF cannot be determined in the manner described in the preceding sentence, then the "Electricity Rent Inclusion Factor" shall mean the amount determined by multiplying Landlord's Cost by Tenant's average kilowatt hour usage determined by the estimate of an electrical consultant selected by Landlord, plus six (6%) percent of the resulting total. When a survey has been made by the electrical consultant selected by Landlord (the "Consultant"), the parties shall make adjustment for any deficiency owed by Tenant or any overage paid by Tenant. If after the first day of any relevant period for which either of the aforesaid computations is made there is an increase or decrease in Landlord's Cost then, the ERIF for such relevant period shall be recomputed, effective on and after the change in Landlord's Cost, by applying such changed rate and/or charges to the aforedescribed consumption and demand.

         The parties agree that the Consultant shall determine (i) the ERIF in accordance with the provisions of this subdivision 2 and (ii) the changes in the ERIF due to changes in Landlord's Cost. The Consultant may from time to time make surveys in the demised premises of the electrical equipment and fixtures and use of current therein, and the ERIF, effective as of the date of the survey, shall be redetermined by the Consultant in accordance with the survey results and the provisions of this subdivision 2.

         The determination by the Consultant shall be binding and conclusive on Landlord and Tenant from and after the delivery of copies of such determinations to Landlord and Tenant, unless within fifteen (15) days after the delivery of such copies, Tenant disputes such determinations by having an independent reputable electrical consultant selected and paid for by Tenant, consult with Landlord or its consultant as to said determinations. If they shall both agree upon the same, their said agreement shall be binding upon the parties, or if the difference between them is ten (10%) percent or less of the determinations made by the Consultant, then the determinations made by the Consultant shall be binding upon the parties. If Landlord or the Consultant and Tenant's consultant can not agree within the said ten (10%) percent of each other, they shall jointly select a third duly qualified independent, reputable electrical consultant who shall determine the matter and whose decision shall be binding upon both parties with the same force and effect as if a non-appealable judgment had been entered by a court of competent jurisdiction. If Landlord or the Consultant and Tenant's consultant can not agree upon such a third electrical consultant, the matter shall be submitted to the American Arbitration Association in New York City to be determined in accordance with its rules and regulations and the decision of the arbitrators shall be binding upon the parties with the same force and effect as if a non-appealable judgment had been entered by a court of competent jurisdiction. Any charges of such third consultant or of the American Arbitration Association and all costs and expenses of either shall be borne equally by both parties. When the amount of such increase has been determined, the parties shall execute an agreement supplementary hereto to reflect such adjustment in the amount of fixed rent effective from the date determined by such electrical consultant as aforesaid. Notwithstanding the foregoing, until such final determination, Tenant shall pay fixed rent to Landlord in accordance with the determinations made by the Consultant. After such final determinations, the parties shall make adjustment for any deficiency owed by Tenant or any overage paid by Tenant.

         C.       General Conditions

                  1. Except to the extent attributable to the negligence of Landlord or its agents, Landlord shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements.

                  2. Tenant understands and agrees that the Utility shall service the building directly with electric energy for receptacles for office appliances, elevators and minimal emergency lighting and that Landlord shall service the remainder of the building directly with electric energy. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to Tenant's floor(s) or space (if less than an entire floor) or the capacity of the risers or wiring installation in the building. Tenant agrees not to connect any additional electrical equipment to the building electric distribution system, other than lamps, typewriters and other small office machines which consume comparable amounts of electricity, without Landlord's prior written consent. Any riser or risers to supply Tenant's electrical requirements, upon written request of Tenant but subject to the prior written approval of Landlord in each instance, will be installed by Landlord, at Tenant's sole cost and expense, if, the same are necessary and will not cause permanent damage or injury to the building or demised premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants.

                  3. The parties acknowledge that they understand that it is anticipated that electric rates, charges, etc. may be changed by virtue of time-of-day rates or other methods of billing, and that the references in the foregoing subdivisions to changes in methods of or rules on billing are intended to include any such changes.

                  4. Landlord reserves the right at any time, and from time to time, during the term of this lease, upon thirty (30) days prior written notice to Tenant, to change the furnishing of electricity to Tenant from a rent inclusion basis to a submetering basis, or visa versa, if required to do so by reason of requirements of law, the Utility or any other reason beyond

Landlord's reasonable control. In addition, if Landlord shall elect to terminate furnishing electricity to a majority of the tenants in the building then receiving electricity from Landlord, Landlord shall have the right to terminate the furnishing of electricity to the demised premises on a rent-inclusion, submetering, or any other basis at any time. Such electricity may thereafter be furnished to Tenant by means of the then existing Electrical Systems to the extent that the same are available, suitable and safe for such purposes. Any meters, risers or other equipment or connections necessary to enable Tenant to obtain electric current of substantially the same quantity, quality and character shall be installed by Landlord (i) at Tenant's sole cost and expense, if such discontinuance was due to the acts of Tenant (ii) at the cost of Landlord and Tenant, borne equally, if such discontinuance was due to requirements of law, the Utility or any other reason beyond Landlord's reasonable control (except to the extent applicable law shall require Landlord or Tenant to pay the cost thereof) or (iii) at Landlord's sole cost, if such discontinuance was without cause. Rigid conduit only will be allowed. Landlord, upon the expiration of the aforesaid thirty (30) days' written notice to the Tenant may discontinue furnishing the electric current but this lease shall otherwise remain in full force and effect. For so long as Landlord shall elect not to furnish electricity to Tenant as aforesaid, the fixed rent payable under this lease shall be reduced where electricity rent inclusion is discontinued, by a sum equal to what the ERIF portion of the fixed rent was at the time of such discontinuance (the parties acknowledge that in the case of termination of redistribution by submetering, the fixed rent payable under this lease would not be affected thereby).

                  5. In the event that pursuant to any of the provisions of this Article, any initial determinations, statements or estimates are made by or on behalf of Landlord (whether such initial determinations, statements or estimates are subject to dispute or not pursuant to the provisions of this Article), Tenant shall pay to Landlord the amount(s) set forth on such initial determinations, statements or estimates, as the case may be, until subsequent determinations, statements or estimates are rendered, at which time, the parties shall make adjustment for any deficiency owed by Tenant, or any overage paid by Tenant.

                  6. Notwithstanding any provisions of this Article 46 and regardless of the manner of service of electric current to the demised premises (whether by rent inclusion or submetering), in no event shall the cost to Tenant for electric energy to the demised premises be less than (or more than) one hundred six (106%) percent of Landlord's Cost.

                  7. In addition to all other sums payable by Tenant for electricity pursuant to this Article, Tenant acknowledges and agrees that the electric current furnished to the building HVAC equipment system, including the fan room(s), servicing the demised premises will be measured, at Landlord's option, by either (i) a survey to be performed by an electrical consultant selected by Landlord or (ii) a meter to be installed by Landlord and the amount determined by such consultant or meter shall be billed and payable by Tenant as additional rent hereunder, from time to time, within ten (10) days after rendition of a Landlord's Statement therefor, which amount shall be equitably pro-rated in the event that such HVAC system services portions of the building other than the demised premises. If Landlord shall elect to survey the electric current furnished to the building HVAC equipment system, then Tenant shall have the right to dispute Landlord's determination of the charges payable by Tenant in the manner provided in the third unnumbered subparagraph of Paragraph B.2 hereinabove.

                  8. Subject to the provisions of Articles 27 and 29 hereof, Landlord shall make available to the demised premises, throughout the term hereof as and when required by Tenant, up to six (6) watts (metered demand) electric power per rentable square foot (excluding electricity required for the operation of the building air-conditioning system serving the demised premises).

47.      ADDENDA TO ARTICLE 6 - REQUIREMENTS OF LAW:

         Notwithstanding any provision of Article 6 to the contrary, Landlord shall have the right (but not the obligation), upon reasonable prior notice to Tenant, to perform any of Tenant's obligations which may arise under Article 6 during the term hereof, the reasonable cost of which shall be paid by Tenant to Landlord, as additional rent hereunder, within ten (10) days after demand therefor (it being agreed that there shall not be imposed any 10% fee, pursuant to Article 42, imposed upon such costs to be reimbursed by Tenant).

48.      BROKER:

         A. Tenant represents and warrants that it neither consulted nor negotiated with any broker or finder with regard to the rental of the demised premises from Landlord other than Cushman & Wakefield, Inc. ("Broker"). Tenant agrees to indemnify and hold Landlord harmless from any damages, costs and expenses suffered by Landlord by reason of any breach of the foregoing representation.

         B. Any commission or other compensation due Broker in connection with the leasing by Tenant of the premises initially demised under this lease shall be paid by Tenant directly to Broker.

C. Any commission payable to Broker in connection with the leasing by Tenant of Additional Space (pursuant to Article 57), if any, shall be paid by Landlord to Broker pursuant to separate written agreement.

49.      BINDING EFFECT:

         It is specifically understood and agreed that this lease is offered to Tenant for signature by the managing agent of the building solely in its capacity as such agent and subject to Landlord's acceptance and approval, and that Tenant shall have affixed its signature hereto with the understanding that such act shall not, in any way, bind Tenant and/or Landlord or their respective agents until such time as this lease shall have been approved and executed by Landlord and delivered to Tenant.

50.      LANDLORD'S CONTRIBUTION:

         A. Except as provided otherwise in Paragraph E herein, Tenant shall, at Tenant's expense, and as part of Tenant's Changes (as defined in Article 42), perform all of the work in the entire demised premises necessary for Tenant's occupancy thereof, subject to the provisions of this lease. Tenant agrees with respect to its activities and work that it will conform to all of Landlord's labor regulations and shall not do or permit anything to be done that might create any work stoppage, picketing or other labor disruption or dispute. Tenant agrees that it will, prior to the commencement of any work in the demised premises, deliver to Landlord all policies of insurance required to be supplied to Landlord by Tenant pursuant to the terms of this lease.

         B. In consideration of Tenant performing all of the work necessary for its occupancy of the demised premises (except for Landlord's Work as provided in Paragraph D herein) and for Tenant completing such work in the entire demised premises, Landlord agrees that if Tenant, within a period of six (6) months from the commencement of the term of this lease shall have submitted to Landlord (a) a detailed itemization of the building standard leasehold improvements installed by Tenant in the entire demised premises, (b) together with receipted paid bills therefor, (c) an opinion of counsel or other evidence satisfactory to Landlord to the effect that there has not been filed with respect to the building and/or the demised premises or any part thereof or upon Tenant's leasehold interest therein any vendor's, mechanic's, laborer's, materialman's or other lien which has not been discharged of record and (d) Tenant's Changes shall have been uniformly performed in the entire demised premises, Landlord shall reimburse or cause to be reimbursed to Tenant an amount equal to the lesser of (i) the actual cost of the building standard leasehold improvements performed by Tenant in the entire demised premises or (ii) TWO HUNDRED SEVENTY-TWO THOUSAND SIX HUNDRED FORTY AND 00/100 ($272,640.00) Dollars, representing "Landlord's Contribution" to such work, it being understood and agreed that Landlord's Contribution shall not exceed the sum of TWO HUNDRED SEVENTY-TWO THOUSAND SIX HUNDRED FORTY AND 00/100 ($272,640.00) DOLLARS, and that all costs and expenses in excess of said sum shall be borne solely by Tenant.

         C. Upon Tenant's request (but not more frequently than monthly), Landlord's Contribution as provided in Paragraph B hereof shall be paid out from time to time (in contradistinction to completion and receipt by Landlord of paid bills) as Tenant's Changes progress, which request by Tenant shall be accompanied by the following:

         (a) A certificate signed by Tenant or Tenant's architect, dated not more than ten (10) days prior to such request, setting forth the following:

                  (i) that the sum then requested is justly due to persons who have rendered services or furnished materials for the work therein specified, and giving a brief description of such services and materials and the several amounts due to each of said persons in respect thereof, and stating that no part of such expenditure is being made the basis, in any previous or then pending prior request, for the receipt of Landlord's Contribution or has been made out of the proceeds of Landlord's Contribution received by Tenant, and that the sum then requested does not exceed the value of the services and materials described in the certificate;

                  (ii) that except for the amount, if any, stated pursuant to the foregoing subdivision (a) (i) in such certificate to be due for services or materials, there is no outstanding indebtedness (except for withholding of ten (10%) percent of such amount) known to the persons signing such certificate, which is then due for labor, wages, materials, supplies or services in connection with such work which, if unpaid, might immediately become the basis of a vendor's, mechanic's, laborer's or material man's statutory or similar lien upon such work or upon the land and building or any part thereof or upon Tenant's leasehold interest.

                  (b) an opinion of counsel or other evidence, reasonably satisfactory to Landlord to the effect that there has not been filed with respect to the land and building or any part thereof any lien which has not been discharged of record.

         Subject to the provisions of Paragraph B hereof, upon compliance with the foregoing provisions of this Paragraph C, Landlord shall pay or cause to be paid to Tenant or the persons named (pursuant to subdivision (a)(i) of this Paragraph) in such certificate, the respective amounts stated therein to be due to them provided, however, that (i) each installment of Landlord's Contribution shall be in a sum equal to forty (40.0%) percent of the amounts stated in each such certificate (it being agreed and understood by Tenant that it shall pay sixty (60.0%) percent of the amounts stated in each such certificate out of Tenant's own funds); and (ii) Landlord's Contribution shall not exceed the sum of TWO HUNDRED SEVENTY-TWO THOUSAND SIX HUNDRED FORTY AND 00/100 ($272,640.00) DOLLARS and that all costs and expenses in excess of said sum shall be borne solely by Tenant.

         D. As an additional Landlord's Contribution, Landlord shall pay to Tenant the sum of ONE HUNDRED SIX THOUSAND TWO HUNDRED FIVE AND 67/100 ($106,205.67) DOLLARS, as follows: (i) the sum of Seventy Thousand and 00/100 ($70,000.00) Dollars shall be paid by Landlord to Tenant within ten (10) days after the date of execution and unconditional delivery of this lease by Landlord and Tenant (including Landlord obtaining any non-disturbance agreement required pursuant to Paragraph J of Article 52 herein); and (ii) provided Tenant is not then in default under this lease, the sum of Thirty-Six Thousand Two Hundred Five and 67/100 ($36,205.67) Dollars shall be paid by Landlord to Tenant within thirty (30) days after the date on which Tenant commences payment of regular monthly installments of fixed rent under this lease after the expiration of any free fixed rent period (excluding any installments of fixed rent paid upon execution of this lease). Such additional Landlord's Contribution may be applied by Tenant toward the cost of Initial Tenant's Changes and/or any brokerage commissions, attorney's fees, moving expenses and/or other costs and expenses incurred by Tenant in connection with its leasing of, and move into, the demised premises.

         E. In coordination with the performance of Tenant's Changes made to prepare the demised premises for initial occupancy by Tenant ("Initial Tenant's Changes"), Landlord, at its sole expense, shall perform the following work (collectively, "Landlord's Work"): (i) construct all building standard demising walls necessary to physically separate the demised premises from the balance of the space on the twenty-fourth (24th) floor of the building; (ii) remove or encapsulate, if and to the extent required by law, any asbestos-containing materials determined to be present in the demised premises during the performance of Initial Tenant's Changes; and (iii) finish the common areas of the twenty-fourth (24th) floor in the building to building standards with reasonable diligence after the Commencement Date. In addition to the foregoing, and as part of Landlord's Work, Landlord, at Tenant's expense (up to a maximum sum of $15,000.00), payable by Tenant to Landlord within twenty (20) days after demand therefor, shall furnish and install one (1) gas riser (together with a gas meter) running to a point at the perimeter of the demised premises for use by Tenant in connection with its kitchen facility. Tenant, at its sole cost and expense, shall maintain and repair the aforesaid gas meter installed by Landlord. The cost of gas utilized by Tenant shall be paid for by Tenant directly to the public utility furnishing same. Tenant shall not be required to remove any item of Landlord's Work at the expiration or sooner termination of the term of this lease.

         F. As part of Initial Tenant's Changes, Tenant shall have the right to install a kitchen exhaust for the kitchen facility to be installed by Tenant in the demised premises. The location, dimensions, finish and manner of installation of such vent and louvre shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld.

51.      FREE RENT:

         Provided Tenant is not in default under the terms, covenant and conditions of this lease, Tenant shall have the right to use and occupy the demised premises free of fixed rent for the period commencing on the Commencement Date and ending on April 3, 1995. Except for the free fixed rent allowance as herein provided, Tenant shall use and occupy the demised premises pursuant to all of the other terms, covenants and conditions of this lease, including, without limitation, Tenant's obligation to (i) pay to Landlord additional rent accruing during such period pursuant to Articles 39 and 40 hereof; and (ii) reimburse Landlord, in accordance with Article 46 hereof, for electricity furnished to the demised premises during said period.

52.      MISCELLANEOUS:

         A. Without incurring any liability to Tenant,, Landlord may permit access to the demised premises and open the same, whether or not Tenant shall be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshall or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this lease, or in or to the premises), or upon demand of any representative of the fire, police, building, sanitation or other Department of the city, state or federal governments.

         B. No receipt of monies by Landlord from Tenant, after any reentry or after the cancellation or termination of this lease in any lawful manner, shall reinstate the lease; and after the service of notice to terminate this lease, or after the commencement of any action, proceeding or other remedy, Landlord may demand, receive and collect any monies due, and apply them on account of Tenant obligations under this lease but without in any respect affecting such notice, action, proceeding or remedy, except that if a money judgment is being sought in any such action or proceeding, the amount of such judgment shall be reduced by such payment.

         C. If Tenant is in arrears, beyond any applicable notice and cure period, in the payment of fixed rent or additional rent, Tenant waives its right, if any, to designate the items in arrears against which any payments made by Tenant are to be credited and Landlord may apply any of such payments to any such items in arrears as Landlord, in its sole discretion, shall determine, irrespective of any designation or request by Tenant as to the items against which any such payments shall be credited.

         D. No payment by Tenant nor receipt by Landlord of a lesser amount than may be required to be paid hereunder shall be deemed to be other than on account of any such Payment, nor shall any endorsement or statement on any check or any letter accompanying any check tendered as payment be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such payment due or pursue any other remedy in this lease provided.

         E. If in this lease it is provided that Landlord's consent or approval as to any matter will not be unreasonably withheld, and it is established by a court or body having final jurisdiction thereover that Landlord has been unreasonable, the only effect of such finding shall be that Landlord shall be deemed to have given its consent or approval; but Landlord shall not be liable to Tenant in any respect for money damages by reason of withholding its consent, unless it shall be judicially determined that Landlord acted in bad faith or maliciously in withholding its consent or approval. Notwithstanding the foregoing, whenever solely under
Article 41 hereof a provision shall expressly provide or require that a consent or approval or the exercise of a judgment by Landlord shall not be unreasonably withheld or delayed and a dispute or disagreement shall arise between Landlord and Tenant as to whether or not the withholding of the consent or approval in question is unreasonable or as to whether or not the exercise of any such judgment is unreasonable, Tenant shall have the right to send a notice to Landlord specifying the consent or approval which it alleges has been unreasonably withheld or delayed or the judgment which it alleges has been unreasonably exercised and electing to have the dispute submitted for determination to the American Arbitration Association in the City of New York in accordance with its rules then obtaining for expedited arbitration by a single arbitrator, and the decision of the arbitrator appointed pursuant thereto shall be final and conclusive on the parties. Landlord hereby agrees to cooperate with Tenant, and to promptly execute all documents required by the American Arbitration Association, in connection with said proceeding. The fees and expenses charged by the American Arbitration Association shall be borne by the losing party; however, each party shall bear its own counsel and expert witness fees. Notwithstanding anything contained to the contrary in this Paragraph, if it shall be determined by the arbitrator in said proceeding that Landlord has been unreasonable, the only effect of such finding or determination shall be that Landlord shall be deemed to have given its consent or approval; but Landlord shall not be liable to Tenant in any respect for any damages by reason thereof.

         F. In every case in which Tenant is required by the terms of this lease to pay to Landlord a sum of money and payment is not made within five (5) days after notice that same is past due, interest shall be payable on such sum or so much thereof as shall be unpaid from the date it becomes due until it is paid. Such interest shall be at an annual rate which shall be two (2) percentage points above the prime commercial lending rate of Citibank, N.A., charged to its customers of highest credit standing for ninety (90) day unsecured loans, in effect from time to time, but in no event more than the highest rate of interest which at such time shall be permitted under the laws of the State of New York.

         G. Notwithstanding anything contained in this lease to the contrary, Tenant covenants and agrees that Tenant will not use the demised premises or any part thereof, or permit the demised premises or any part thereof to be used, (i) for a banking, trust company, or safe deposit business, (ii) as a savings bank, or as a savings and loan association, or as a loan company, (iii) for the sale of travelers checks and/or foreign exchange, (iv) as a stock brokerage office or for stock brokerage purposes or for the underwriting of securities, (v) as a news and cigar stand, as such, or (vi) as a restaurant and/or bar and/or for the sale of confectionery and/or sale and/or beverages and/or sandwiches and/or ice cream and/or baked goods or (except for use by Tenant's employees) for the preparation, dispensing or consumption of food or beverages in any manner whatsoever.

         H. Supplementing the provisions of Article 34 hereof, Landlord will deposit said security in an interest bearing account and unless paid or applied for the use or rental of the demised premises upon default of Tenant as hereinabove provided, Landlord will deliver or cause to be delivered to Tenant, such interest as is allowed on said account at the end of the term, less one (1%) percent per annum administration expense allowed by law.

         I. Tenant hereby agrees to pay, as additional rent, all reasonable attorneys' fees and disbursements (and all other court costs or expenses of legal proceedings) which Landlord may incur or pay out by reason of, or in connection with:

                  (a) any action or proceeding by Landlord to terminate this lease;

                  (b) any other action or proceeding by Landlord against Tenant (including, but not limited to, any arbitration proceeding);

                  (c) any default by Tenant beyond any applicable notice and cure period in the observance or performance of any obligation under this lease (including, but not limited to, matters involving: payment of rent and additional rent; computation of escalations; alterations or other Tenant's work; and subletting or assignment) whether or not Landlord commences any action or proceeding against Tenant;

                  (d) any action or proceeding brought by Tenant against Landlord (or any officer, partner, or employee of Landlord) in which Tenant fails to secure a final unappealable judgment against Landlord; and

                  (e) any other appearance by Landlord (or any officer, partner or employee of Landlord) as a witness or otherwise in any action or proceeding whatsoever involving or affecting Landlord, Tenant or this lease;

         Tenant's obligations under this Paragraph shall survive the expiration of the term hereof or any other termination of this lease. This Paragraph is intended to supplement (and not to limit) other provisions of this lease pertaining to indemnities and/or attorneys' fees.

         J. 1. In amplification of Article 7 hereof, this lease, and all rights of Tenant hereunder, are and shall be, subject and subordinate, in all respects to all mortgages (collectively the "Mortgage") now or hereafter made covering the building and the lien created thereby and to each and every advance made or hereafter to be made under the Mortgage, and to all renewals, modifications, spreaders, consolidations, replacements and extensions thereof, including any increase in the principal sum secured thereby, and any increase in the rate of interest provided therein, and to each and all of the rights of the respective mortgagee thereunder. This Paragraph shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver any certificate that any such mortgagee may reasonably request. To the extent not so provided by applicable law, in the event of the enforcement by such mortgagee of the remedies provided for by law or by the Mortgage, if such mortgagee or any successors or assigns of such mortgagee shall, at its or their sole option, succeed to the interest of Landlord under this lease whether through possesory or foreclosure action or a deed in lieu of foreclosure and this lease shall not be terminated or affected by such foreclosure or any such proceedings, Tenant shall attorn to and recognize such mortgagee (or its successors or assigns) as its landlord upon the terms, covenants, conditions and agreements contained in this lease to the same extent and in the same manner as if this lease was a direct lease between such mortgagee (or its successors or assigns) and Tenant, except that such mortgagee (or its successors or assigns), whether or not it shall have succeeded to the interest of Landlord under this lease, shall not (a) have any liability for refusal or failure to perform or complete any work required to be performed by Landlord under this lease or any workletter annexed hereto, to prepare the demised premises for occupancy in accordance with the provisions of this lease, (b) be liable for any act, omission or default of any prior landlord under this lease, (c) be subject to any offsets, claims or defenses which shall have heretofore accrued to Tenant against any prior landlord under this lease, (d) be bound by any rent or additional rent which Tenant might have paid to any prior landlord for more than one (1) month in advance except as otherwise provided in the Mortgage, and/or (e) be bound by any cancellation, abridgement, surrender, modification or amendment of this lease, without the prior written consent of such mortgagee, except as and if permitted by the provisions of the Mortgage.

           2. Landlord agrees that it shall request from the holder(s) of the existing mortgage(s) and any mortgages hereafter made covering the real property of which the demised premises form a part, a subordination, non-disturbance and attornment agreement in form customarily adopted by such holder(s) (the "SNDA Agreement(s)"). Except as provided in Paragraph J.3 herein, the failure of Landlord to obtain any such agreement shall not be deemed a default on Landlord's part of its obligations hereunder, or impose any claim in favor of Tenant against Landlord by reason thereof, or affect the validity of this lease. Tenant agrees to (i) execute and deliver to such holder(s) a SNDA Agreement in form and substance customarily adopted by such holder(s) and (ii) reimburse Landlord for all reasonable expenses incurred by Landlord in connection therewith, including legal expenses.

           3. In the event that Landlord shall fail to obtain a SNDA Agreement pursuant to Paragraph J.2 above from the existing mortgagee, Citibank, N.A., within sixty (60) days after the date of Tenant's execution and delivery of this lease to Landlord (provided that Tenant shall have duly executed at least two
(2) counterparts of the Citibank, N.A. form of SNDA Agreement and returned same to Landlord for counter-execution by Citibank, N.A. within five (5) days after Tenant's receipt thereof), then Tenant, as its sole remedy, shall have the right to terminate this lease by written notice given to Landlord within ten (10) days after the expiration of said sixty

(60) day period, whereupon Landlord and Tenant shall each be released from all further liability and obligation under this lease.

         K. Tenant shall not cause or permit any Hazardous Materials (hereinafter defined) to be used, stored, transported, released, handled, produced or installed in, on or from the demised premises or the building. "Hazardous Materials", as used herein, shall mean any flammables, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos, or any other substance or material included in the definition of "hazardous substances", "hazardous wastes", "hazard materials", "toxic substances", "contaminants" or any other pollutant, or otherwise regulated by any Federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing. In the event of a violation of any of the foregoing provisions of this Paragraph, Landlord may, without notice and without regard to any grace period contained herein, take all remedial action deemed necessary by Landlord to correct such condition and Tenant shall reimburse Landlord for the cost thereof, upon demand, as additional rent. Nothing contained herein shall be deemed to obligate Tenant to remove or encapsulate any asbestos-containing materials determined to be present in the demised premises during the term hereof (unless same are installed therein by Tenant or any party acting on behalf of, or claiming through, Tenant).

         L. Only Landlord or one or more persons approved by Landlord (which approval shall not be unreasonably withhold) will be permitted to furnish laundry, linen, towels, bootblacking, barbering and other similar supplies and services to tenants. Landlord may fix the hours during which and the regulations under which such supplies and services are to be furnished. Landlord expressly reserves the right to exclude from the building any person attempting to furnish any of said supplies or services but not so approved by Landlord. However, Tenant, its regular office employees, or invitees may personally bring (or, subject to Landlord's building security regulations, have delivered) food or beverages into the building for consumption within the demised premises solely by Tenant, its regular office employees or invitees. In all events, all food and beverages shall be carried in closed containers.

         M. Only Landlord or one or more persons approved by Landlord shall be permitted to act as maintenance contractor for all waxing, polishing, cleaning and maintenance work in the demised premises, provided that the quality thereof and the charges therefor are reasonably comparable to that of other contractors. Nothing herein contained shall prohibit Tenant from performing such work for itself by use of its own regular employees. Landlord may fix the hours during which and regulations under which such services are to be furnished. Landlord expressly reserves the right to act as or to designate, at any time and from time to time, an exclusive contractor for all or any one or more of said services, provided that the quality thereof and the charges therefor are comparable to that of other contractors; and Landlord furthermore expressly reserves the right to exclude from the building any person attempting to furnish any of said services but not so designated by Landlord.

         N. Landlord will not be required to furnish any services except as otherwise expressly provided in this lease.

         O. If the Expiration Date or the date of sooner termination of this lease shall fall on a day which is not a business day, then Tenant's obligations under Articles 3 and 22 hereof shall be performed on or prior to the immediately preceding business day. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any similar or successor law of same import then in force, in connection with any holdover proceedings which Landlord may institute to enforce the provisions of this lease. In the event Tenant remains in possession of the demised premises after the termination of this lease without the execution of ii new lease, Tenant, at the option of Landlord, shall be deemed to be occupying the demised premises as a tenant from month to month, at a monthly rental equal to one and one quarter (1-1/4) times the fixed rent and additional rent payable during the last month of the term, subject to all of the other terms of this lease insofar as the same are applicable to a month-to-month tenancy. Nothing contained hereinabove shall be deemed to limit Landlord's right, at law or in equity, against Tenant to seek reimbursement for damages, costs and expenses incurred by Landlord by reason of any delay by Tenant in so surrendering the demised premises. Tenant obligations under this Paragraph shall survive the termination of this lease.

         P. This lease contains the entire agreement between the parties and all prior negotiations and agreements are merged into this lease. This lease may not be changed, modified, terminated or discharged, in whole or in part, nor any of its provisions waived except by a written instrument which (i) expressly refers to this lease, (ii) is executed by the party against whom enforcement of the change, modification, termination, discharge or waiver is sought and (iii) is permissible under all mortgages affecting the real property of which the demised premises are a part and any underlying leases.

         Q. Tenant expressly acknowledges that neither Landlord nor Landlord's agents has made or is making, and Tenant, in executing and delivering this lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this lease, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth in this lease.

         R. Any apportionments or prorations of rent to be made under this lease shall be computed on the basis of a 360 day year, with 12 months of 30 days each.

         S. This lease shall be governed in all respects by the laws of the State of New York. Tenant hereby specifically consents to jurisdiction in the State of New York in any action or proceeding arising out of this lease and/or the use and occupation of the demised premises. If Tenant at any time after date of execution hereof or during the term hereof shall not be a New York partnership or a New York corporation or a foreign corporation qualified to do business in New York State, Tenant shall designate in writing, an agent in New York County for service under the laws of the State of New York for the entry of a personal judgment against Tenant. Tenant by notice to Landlord shall have the right to change such agent provided that at all times there shall be an agent in New York County for service. In the event of any revocation by Tenant of such agency, such revocation shall be void and have no force and effect unless and until a new agent has been designated for service and Landlord notified to such effect. If any such agency designation shall require a filing in the office of the Clerk of the County of New York, same shall be promptly accomplished by Tenant, at its expense and a certified copy transmitted to Landlord.

         T. Intentionally Omitted.

         U. If Tenant is a partnership (or is comprised of 2 or more persons, individually, or as joint venturers or as copartners of a partnership) or if Tenant's interest in this lease shall be assigned to a partnership (or to 2 or more persons, individually, or as joint venturers or as copartners of a partnership) pursuant to Articles 11 and 41 (any such partnership and such persons are referred to in this Paragraph as "Partnership Tenant"), the following provisions of this Paragraph shall apply to such Partnership Tenant;
(i) the liability of each of the parties comprising Partnership Tenant shall be joint and several, and (ii) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any modifications, termination, discharge or surrender of this lease which may hereafter be made and by any notices, demands, requests or other communications which may hereafter be given, by Partnership Tenant or by any of the parties comprising Partnership Tenant, and (iii) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all parties, and (iv) if Partnership Tenant shall admit new partners, all such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this lease on Tenant's part to be observed and performed, and (v) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subdivision (iv) of this Paragraph).

         V. Except for the inside surfaces of all walls, windows and doors bounding the demised premises, all of the building including exterior building walls, terraces, core corridor walls and doors and any core corridor entrance and any space in or adjacent to the demised premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the use thereof, as well as access thereto through the demised premises for the purpose of operation, maintenance, decoration and repair, are reserved to Landlord; provided, however, that Tenant, at its sole cost and expense, shall be responsible for maintaining and repairing the gas riser and kitchen exhaust referenced in Paragraphs E and F of Article ___ hereof. Notwithstanding the foregoing, any maintenance and/or repair of said gas riser and/or kitchen exhaust required by Tenant shall, at Landlord's option, be performed by Landlord on Tenant's behalf, and Tenant shall reimburse Landlord for its reasonable charges in connection therewith within ten (10) days after demand therefor.

         W. Notices, statements, demands or other communications may be given, rendered or made on behalf of Landlord by its leasing or managing agent.

         X. If the building or the demised premises shall be so damaged by fire or other casualty so as to interfere substantially with the use of the demised premises by Tenant, and it shall have been mutually determined by Landlord and Tenant, no later than thirty (30) days from the occurrence of the event, that such damage can not be repaired within nine (9) months from the date of the occurrence of the event (subject to reasonable delays for insurance adjustment), then Tenant shall have the right, by giving written notice to Landlord to such effect within fifteen (15) days after it has been determined that the damage can not be restored or repaired within the aforesaid period, to terminate this lease and its obligations hereunder, in which event the fixed rent and additional rent shall be prorated to the date of the occurrence of such damage. If Tenant shall fail to serve such notice as aforesaid, then this lease shall continue in full force and effect subject, however, to Landlord's right of termination as set forth in Article 9. If there be any dispute between Landlord and Tenant with respect to the foregoing, the issue shall be expeditiously submitted to the American Arbitration Association in New York City for determination in accordance with its rules then obtaining and the decision of the arbitrators appointed pursuant thereto shall be binding upon the parties, and may be entered as a judgment in any court having jurisdiction thereover. The arbitration fees shall be borne equally by the parties.

         Y. Landlord, at Tenant's expense payable within ten (10) days after demand therefor, shall furnish and install (i) one (1) building standard identifying sign adjacent to the entry door to the demised premises bearing the name and/or logo of Tenant and (ii) one (1) single line listing of the name of Tenant on a plaque listing the names of tenants on the twenty-fourth (24th) floor (which plaque shall also contain a directional marking indicating the location of the entrance to the demised premises), such plaque to be located at or about the twenty-fourth (24th) floor elevator lobby (in a location to be designated by Landlord and visible from said elevator lobby).

53. RULES AND REGULATIONS ATTACHED TO AND MADE PART OF THIS LEASE IN ACCORDANCE WITH ARTICLE 33:

                  1. The sidewalks, driveways, entrances, passages, courts, lobby, esplanade areas, plazas, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the demised premises and Tenant shall not permit any of its employees, agents or invitees to congregate in any of said areas. No doormat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of the demised premises.

                  2. No awnings or other projections shall be attached to the outside walls of the building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the demised premises, without the prior written consent of Landlord. Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner, approved by Landlord.

                  3. No sign, insignia, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or so as to be visible from the outside of the demised premises or the building. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expenses incurred in such removal to the tenant or tenants violating this rule. Lettering on entry doors shall, if and when approved by Landlord (which approval shall not be unreasonably withheld), be inscribed, painted or affixed for each tenant by Landlord (or, at Landlord's option, by Tenant) at the expense of such tenant, and shall be of a size, color and style reasonably acceptable to Landlord.

                  4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels, or other articles be placed on the window sills.

                  5. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the building, nor placed in the halls, corridors or vestibules. If the demised premises shall be an entire floor, the elevator lobby in the demised premises shall be kept neat, orderly and fresh in appearance to Landlord's satisfaction.

                  6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be thrown or deposited therein. All damages resulting from any misuse of the fixtures shall be repaired at the expense of the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused the same.

                  7. No tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

                  8. No bicycles, vehicles, animals, fish or birds of any kind shall be brought into or kept in or about the premises.

                  9. No noise, including, but not limited to, music or the playing of musical instruments, recordings, radio or television which, in the judgment of Landlord, might disturb other tenants in the building, shall be made or permitted by any tenant. Nothing shall be done or permitted in the demised premises by Tenant which would impair or interfere with the use or enjoyment by any other tenant of any other space in the building. No tenant shall throw anything out of the doors, windows or skylights or down the passageways.

                  10. Tenant, its servants, employees, agents, visitors or licensees, shall not at any time bring or keep upon the demised premises any explosive fluid, chemical or substance, nor any inflammable or combustible objects or materials.

                  11. Except in those areas designated by Tenant as "security areas", additional locks or bolts of any kind which shall not be operable by the Grand Master Key for the building shall not be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said Grand Master Key. Each tenant shall, upon the termination of its tenancy, turn over to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost thereof.

                  12. All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and in such elevators as Landlord or its Agent may determine from time to time for the building. Landlord reserves the right to inspect all objects and matter to be brought into the building and to exclude from the building all objects and matter which violate any of these Rules and Regulations or the lease of which these Rules and Regulations are a part. Landlord may require any person leaving the building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall, in no way, be liable to Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the demised premises or the building under the provisions of this Rule 12 or of Rule 15 hereof.

                  13. Tenant shall not occupy or permit any portion of the demised premises to be occupied as an office for a public stenographer or public typist, or for the possession, storage, manufacture, or sale of beer, wine or liquor, narcotics, dope, tobacco in any form, or as a barber, beauty or manicure shop, or as an employment bureau. Tenant shall not engage or pay any employees on the demised premises, except those actually working for Tenant on the demised premises, nor advertise for laborers giving an address at the demised premises. Tenant shall not use the demised promises or any part thereof, or permit the demised premises or any part thereof to be used, for manufacturing, or for the sale at auction of merchandise, goods or property of any kind.

                  14. Landlord shall have the right to prohibit any advertising or display of any identifying sign by any tenant which in Landlord's judgment, exercised in good faith, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Landlord, such tenant shall refrain from or discontinue such advertising, or identifying Sign.

                  15. Landlord reserves the right to exclude from the building during hours other than business hours (as defined in the forgoing lease) all persons who do not present a pass to the building signed by Landlord. All persons entering and/or leaving the building during hours other than business hours may be required to sign a register. Landlord will furnish passes to persons for whom any tenant requests same in writing. Each tenant shall be responsible for all persons for whom such tenant requests such pass and shall be liable to Landlord for all acts or omissions of such persons.

                  16. Tenant, before closing and leaving the demised premises at any time, shall see that all lights are turned out. All entrance doors in the demised premises shall be left locked by Tenant when the demised premises are not in use. Entrance doors shall not be left open at any time.

                  17. Unless Landlord shall furnish electrical energy hereunder as a service included in the rent, Tenant shall, at Tenant's expense, provide artificial light and electrical energy for the employees of Landlord and/or Landlord's contractors while doing janitor service or other cleaning in the demised premises and while making repairs or alterations in the demised premises.

                  18. The demised premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

                  19. The requirements of tenants will be attended to only upon application at the office of the building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

                  20. Canvassing, soliciting and peddling in the building are prohibited and each tenant shall cooperate to prevent the same.

                  21. There shall not be used in any space, or in the public halls of the building, either by any tenant or by jobbers or any others, in the moving or delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material, or any other matter or thing, any hand trucks except those equipped with rubber tires, side guards and such other safeguards as Landlord shall require. No hand trucks shall be used in passenger elevators, and no such passenger elevators shall be used for the moving, delivery or receipt of the aforementioned articles.

                  22. Tenant shall not cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the demised premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in the demised premises except in that portion of the demised premises, if any, utilized as a kitchen facility.

                  23. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by lowering and closing venetian blinds and/or drapes and curtains when the sun's rays fall directly on the windows of the demised premises.

                  24. Notwithstanding anything contained in this lease to the contrary, any entrance door or doors leading from the demised premises into the public corridor shall be repaired and/or maintained by Tenant, at Tenant's sole cost and expense, including, without limitation, repair and maintenance of the enframement and mechanisms of said door(s) whether such repair or maintenance is caused by any damage by Tenant, its employees, workmen or contractors, by ordinary wear and tear or otherwise.

                  25. Landlord reserves the right, upon prior notice to Tenant, to rescind, alter or waive any rule or regulation at any time prescribed for the building when, in its reasonable judgment, it deems it necessary or desirable for the reputation, safety, care of appearance of the building, or the preservation of good order therein, or the operation or maintenance of the building or the equipment thereof, or the comfort of tenants or others in the building. No rescission, alteration or waiver of any rule or regulation in favor of one Tenant shall operate as a rescission, alteration or waiver in favor of any other tenant.

54.      RENT RESTRICTIONS:

         If the fixed rent or any additional rent shall be or become uncollectible by virtue of any law, governmental order or regulation, or direction of any public officer or body, Tenant shall enter into such agreement or agreements and take such other action (without additional expense to Tenant) as Landlord may request, as may be legally permissible, to permit Landlord to collect the maximum fixed rent and additional rent which may, from time to time during the continuance of such legal rent restriction be legally permissible, but not in excess of the amounts of fixed rent or additional rent payable under this lease. Upon the termination of such legal rent restriction, (a) the fixed rent and additional rent, after such termination, shall become payable under this lease in the amount of the fixed rent and additional rent set forth in this lease for the period following such termination, and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to (i) the fixed rent and additional rent which would have been paid pursuant to this lease, but for such rent restriction, less (ii) the fixed rent and additional rent paid by Tenant to Landlord during the period that such rent restriction was in effect.

55.      ADDENDUM TO ARTICLE 16 - BANKRUPTCY:

         A. If Tenant assumes this lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. / 101 et seq. (the "Bankruptcy Code") to any person or entity who shall have made a bona fide offer to accept an assignment of this lease on terms acceptable to Tenant, then notice of such proposed assignment, setting forth (i) the name and address of such person, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person's future performance under the lease, including, without limitation, the assurance referred to in section 365 (b) (3) of the Bankruptcy Code, shall be given to Landlord by Tenant not later than twenty (20) days after receipt by Tenant but in no event later than ten (l0) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this lease.

         B. If this lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's Property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid to Landlord.

         C. Any person or entity to which this lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed without further act or deed to have assumed all of the obligations arising under this lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

         D. Nothing contained in this Article shall, in any way, constitute a waiver of the provisions of this lease relating to assignment. Tenant shall not, by virtue of this Article, have any further rights relating to assignment other than those granted in the Bankruptcy Code.

         E. Notwithstanding anything in this lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(7) of the Bankruptcy Code.

         F. The term "Tenant" as used in this Article includes any trustee, debtor in possession, receiver, custodian or other similar officer.

56.      OPTIONS TO TERMINATE:

         A. Provided Tenant is not in default under the terms, covenants and conditions of the within lease, Tenant shall have the one-time option to terminate this lease, solely as to the premises initially demised to Tenant under this lease, effective as of __________ 30, 1998, provided (a) Tenant notifies Landlord in writing of its election to terminate by registered or certified mail, return receipt requested, at least twelve (12) months prior to such termination date and (b) said notice be accompanied by a check payable to Landlord in the amount of Six Hundred Thirteen Thousand Four Hundred Forty and 00/100 ($613,440.00) Dollars as fixed and liquidated damages resulting from the exercise of the right of termination. In such event, this lease shall be deemed terminated as of such termination date and Tenant shall be released of all liability for the performance of Tenant's obligations under this lease accruing subsequent to the effective date of such termination. Any sum paid as liquidated damages as provided above shall be in addition to all rentals due hereunder.

         B. Provided Tenant is not in default under the terms, covenants and conditions of the within lease, Tenant shall have the one-time option to terminate this lease, solely as to the Additional Space, effective as of November 30, 1998, provided (i) Tenant notifies Landlord in writing of its election to terminate by registered or certified mail, return receipt requested, at least twelve (12) months prior to such termination date and (ii) said notice be accompanied by a check payable to Landlord in the applicable amount set forth in Exhibit "D" annexed hereto, as fixed and liquidated damages resulting from the exercise of the right of termination. In such event, this lease shall be deemed terminated as of such termination date and Tenant shall be released of all liability for the performance of Tenant's obligations under this lease accruing subsequent to the effective date of such termination. Any sum paid as liquidated damages as provided above shall be in addition to all rentals due hereunder.

         C. It is understood and agreed by the parties that Tenant shall have the right to exercise either one or both of the termination options set forth above; provided, however, that if Tenant shall have leased Additional Space pursuant to Article 57 herein and shall elect to exercise one (but not both) of the termination options set forth above, then Landlord, at Tenant's expense payable within twenty (20) days after demand therefor, shall erect any building standard demising walls deemed necessary by Landlord.

57.      LIMITED RIGHT TO LEASE ADDITIONAL SPACE:

         A. 1. Provided Tenant is not then in default under this lease and is in occupancy of substantially the entire demised premises, then Tenant shall have the option (the "Option"), exercisable solely by giving Landlord written notice of such election (the "Option Exercise Notice") no later than March 5, to lease any one of (i) the balance of the rentable space on the twenty-fourth (24th) floor of the building (the "Entire Rentable Balance"); (ii) a portion of the Entire Rentable Balance, designated as Unit A on Exhibit A-2 annexed hereto; or (iii) a portion of the Entire Rentable Balance, designated as Unit B on Exhibit A-3 annexed hereto (the space leased by Tenant pursuant to this Article as hereinafter called the "Additional Space"). If Tenant shall elect to lease either Unit A or Unit B (but not both of them) as the Additional Space, then Landlord, at Tenant's expense payable to Landlord within twenty (20) days after demand therefor, shall erect any building standard demising walls deemed necessary by Landlord to separate said Units.

                 2. (a) Notwithstanding the foregoing, if, at any time on or before __________, Tenant shall not have exercised the Option; however, Landlord shall have received a bona-fide offer (the "Offer") in writing for the leasing of the Entire Rentable Balance or, any part thereof and shall desire to execute and deliver a lease for such space, on or before ____________, pursuant to the Offer, Landlord shall notify Tenant in writing ("Landlord's Notice") that it has received an Offer. If the Offer shall be for the Entire Rentable Balance or shall be for space which is situate in each of Unit A and Unit B as shown on Exhibits A-2 and A-3 annexed hereto (but does not cover such entire area), then the term "Additional Space" shall mean the Entire Rentable Balance. If the Offer shall be for space which is situate solely in either Unit A or Unit B (but not both of such Units), then the term "Additional Space" shall mean the Unit in which such space is situate unless Tenant shall elect, in Tenant's Notice (as defined hereon) to lease the Entire Rentable Balance, in which case the term "Additional Space" shall mean the Entire Rentable Balance.

                    (b) If Tenant shall desire to lease the Additional Space described in Landlord's Notice, Tenant may exercise such right solely by giving Landlord written notice thereof ("Tenant's Notice") on or before the earlier to occur of (i) March 15, 1996 or (ii) the date which is fifteen (15) days after Tenant's receipt of Landlord's Notice. If Tenant shall fail or decline to elect to lease such Additional Space as herein provided, then Tenant shall not have any right to exercise its Option as to the Additional Space (or part thereof) described in Landlord's Notice so long as Landlord, in Landlord's sole determination, shall continue to conduct negotiations for such space with the prospective tenant for which Landlord received the Offer.

         B. If Tenant shall timely give Landlord the Option Exercise Notice or Tenant's Notice, whichever is applicable, then Tenant shall lease the Additional Space for a term (the "Additional Space Term") commencing on the date (the "Additional Space Commencement Date") on which Landlord receives the Option Exercise Notice or Tenant's Notice, whichever is applicable, and ending an the date which is the last day of the calendar month in which occurs the ten (10) year and four (4) month anniversary of the day immediately preceding the Additional Space Commencement Date, it being understood and agreed by the parties that the Additional Space Term may expire prior to, on or after the Expiration Date of this lease with respect to the premises initially demised hereunder. If Tenant shall exercise the Option solely as to Unit A or Unit B, but not both of said Units, then Tenant shall have no further option or right to lease the other Unit pursuant to this Article. Effective as of the Additional Space Commencement Date:

                  (i) The Additional Space shall be added to and deemed a part of the demised premises for all purposes of this lease except as expressly provided otherwise herein;

                  (ii) The fixed rent payable by Tenant with respect to the Additional Space, (a) for the period commencing on the Additional Space Commencement Date and ending on the last day (the "1st Rental Rate Expiration Date") of the calendar month in which occurs the five (5) year and four (4) month anniversary of the day immediately preceding the Additional Space Commencement Date, shall be at the rate of (x) Two Hundred Forty-one Thousand Nine Hundred Seventy-Nine and 50/l00 ($241,979.50) Dollars per annum (if the Additional Space shall be comprised of the Entire Rentable Balance); (y) One Hundred Twenty Thousand Nine Hundred Seventy-Eight and 00/100 ($120,978.00) Dollars per annum (if the Additional Space shall be comprised by Unit A); or One Hundred Twenty-One Thousand One and 50/100 ($121,001.50), Dollars per annum (if the Additional Space shall be comprised of Unit B); and (b) for the balance of the term hereof, shall be at the rate of (x) Two Hundred Sixty-Two Thousand Five Hundred Seventy-Three and 50/100 ($262,573.50) Dollars per annum (if the Additional Space shall be comprised of the Entire Rentable Balance); (y) One Hundred Thirty-One Thousand Two Hundred Seventy-Four and 00/100 ($131,274.00) Dollars per annum (if the

Additional Space shall be comprised of Unit A) ; or (z) One Hundred Thirty-One Thousand Two Hundred Ninety-Nine and 50/100 ($131,299.50) Dollars per annum (if the Additional Space shall be comprised of Unit B);

                  (iii) The percentage "1.67%" set forth in Paragraph A.4 of
Article 39 hereof and Paragraph A.2 of Article 40 hereof shall be increased by the percentage (x) 1.23% (if the Additional Space shall be comprised of the Entire Rentable Balance; (y) .64% (if the Additional Space shall be comprised of Unit A); or (z) .64% (if the Additional Space shall comprised of Unit B); with the same base years set forth in said Articles 39 and 40;

                  (iv) The figure "13,632" set forth in Paragraph B.2 of Article 46 hereof shall be increased by (x) 10, 297 (if the Additional Space shall be comprised of the Entire Rentable Balance); (y) 5,148 (if the Additional Space shall be comprised of Unit A); or (z) 5,149 (if the Additional Space shall be comprised of Unit B);

                  (v) The provisions of Article 50 of this lease shall apply to the Additional Space and shall be amended as follows: (a) the amount of Landlord's Contribution shall be (x) Two Hundred Nine Thousand Nine Hundred Forty and 00/100 ($205,940.00) Dollars if the Additional Space shall be comprised of the Entire Rentable Balance); (y) One Hundred Two Thousand Nine Hundred Sixty and 00/100 ($102,960.00) Dollars (if the Additional Space shall be comprised of Unit A); or (z) One Hundred Two Thousand Nine Hundred Eighty and 00/100 ($102,980.00) Dollars (if the Additional Space shall be comprised of Unit
B);

                  (vi) The provisions of Article 51 shall not be applicable to the Additional Space; provided, however, that if Tenant is not in default beyond any applicable notice and grace period under the terms, covenants and conditions of this lease, Tenant shall have the right to use and occupy the Additional Space free of fixed rent for the first thirty-two (32) months following the Availability Date. Except for the free fixed rent allowance as herein provided, Tenant shall use and occupy the Additional Space pursuant to all of the other terms, covenants and conditions of this lease, including, without limitation, Tenant's obligation to reimburse Landlord, in accordance with Article 46 hereof, for electricity furnished to the Additional Space during said period; and

                  (vii) Article 34 of this lease shall be amended by increasing the sum of "57,936.00" set forth therein by (x) $42,046.00 (if the Additional Space shall be comprised of the Entire Rentable Balance); (y) $21,021.00 (if the Additional Space shall be comprised of Unit A) ; or (z) $21,025.00 (if the Additional Space shall be comprised of Unit B); and Tenant shall deliver to Landlord a check in the applicable sum to Landlord together with the delivery of Tenant's Notice.

         C. If Tenant shall lease any additional space in the building pursuant to this Article, then promptly after the Additional Space Commencement Date shall occur, the parties shall mutually execute and deliver a written instrument, in form reasonably satisfactory to Landlord, confirming Tenant's exercise of its right(s) under this Article, the date on which the Additional Space Commencement Date occurred, and such other information with respect to the lease as Landlord may reasonably request. The parties' failure to execute such instrument shall not vitiate the foregoing provisions of this Article.

         D. If Landlord shall be unable to deliver any Additional Space on the Additional Space Commencement Date due to the holding-over or retention of such space by any tenant or occupant thereof or for any other reason beyond Landlord's reasonable control, Landlord shall not be subject to any liability for failure to give possession on said date and Tenant's obligations under this Article shall in no wise be affected except that the Availability Date shall be deemed to be the date which is fifteen (15) days after Landlord shall give Tenant notice that the Additional Space is in fact available for occupancy by Tenant. The provisions of this Paragraph are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

58.      ODORS:

         Tenant shall not permit any unusual or obnoxious odors to emanate from the demised premises. Tenant will, within five (5) days after written notice from Landlord, install at its own cost and expense, reasonable control devices or procedures to eliminate such odors, if any. In the event such condition is not remedied within such five (5) day period, Landlord may, at its reasonable discretion, either (a) cure such condition and thereafter add the cost and expense incurred by Landlord therefor to the next monthly rental to become due and Tenant shall pay said amount as additional rent; or (b) treat such failure on the part of Tenant to eliminate such obnoxious odors as a material default hereunder entitling Landlord to any of its remedies pursuant to the terms of this lease. Landlord shall have the right to enter the demised premises, in accordance with Article 13, to inspect the same and ascertain whether they are clean and free of odors.

         In the event Landlord requires Tenant to install reasonable control devices or procedures to eliminate such odors, the material size, and location of such installations shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld. Such work shall not be commenced until plans and specifications therefor have been submitted to and approved by Landlord.

59.      PRIOR POSSESSION:

         Commencing upon the date of execution and unconditional delivery of this lease by Landlord and Tenant to and including the day immediately preceding the Commencement Date, Landlord shall make the demised premises available to Tenant solely for the performance of work permitted to be done by Tenant pursuant to the terms of this lease. Tenant agrees with respect to its activities and work during such period that it will (i) not damage, delay or interfere with the prosecution or completion of any work to be performed by Landlord in any other portion of the building, (ii) comply with any procedures and regulations prescribed by Landlord from time to time for coordination of such work and activities with any work being performed by landlord or any other construction in the building; and (iii) conform to all of Landlord's labor regulations and shall not do or permit anything to be done that might create any work stoppage, picketing or other labor disruption or dispute which will interfere with the construction or operation of any work or activities being conducted anywhere by Landlord. If Tenant fails or refuses to comply with any of the foregoing obligations, in addition to all other rights and remedies had hereunder, Landlord may require tenant to cease the performance of such work and activities until the commencement date hereof. Tenant agrees that it will, prior to the commencement of any work in the demised premises, deliver to Landlord all policies of insurance required to be supplied to Landlord by Tenant pursuant to the terms of this lease. Tenant's use of the demised premises during such period shall be subject to all of the terms, covenants and conditions of this lease (including Tenant's obligation to reimburse Landlord, pursuant to Article 46 hereof, for electricity furnished to the demised premises during such period), excluding, however, Tenant's obligation to pay fixed rent and/or additional rent pursuant to Articles 39 and 40 hereof.

                                    EXHIBIT A


                                  [Floor Plan]

                                   EXHIBIT A-1


                                  [Floor Plan]

                                   EXHIBIT A-2


                                  [Floor Plan]

                                   EXHIBIT A-3


                                  [Floor Plan]

                                    EXHIBIT B


                           [Certificate of Occupancy]

                           [Certificate of Occupancy]

                           [Certificate of Occupancy]

                                    EXHIBIT C

                             CLEANING SPECIFICATIONS

GENERAL CLEANING

Nightly:

         General offices including conference rooms:

         1.       All hardsurfaced flooring to be swept.

         2. Carpet sweep all carpets, moving only light furniture (desks, file cabinets, etc. not to be moved).

         3. Hand dust and wipe clean all furniture, fixtures and window sills.

         4.       Empty and clean all ash trays and screen all sand urns.

         5.       Empty and clean all waste receptacles and remove wastepaper.

         6.       Dust interiors of all waste disposal cans and baskets.

         7.       Wash clean all water fountains and coolers.

         8.       Sweep all private stairways.

         Building Standard Toilets;

         1.       Sweep and wash all floors, using proper disinfectants.

         2. Wash and polish all mirrors, shelves, bright work and enameled surfaces.

         3.       Wash and disinfect all basins, bowls and urinals.

         4.       Wash all toilet seats.

         5. Hand dust and clean all partitions, tile walls, dispensers and receptacles in lavatories and restrooms.

         6.       Empty paper receptacles and remove wastepaper.

         7.       Fill toilet tissue holders.

         8.       Empty and clean disposal receptacles.

         Periodic - as reasonably required:

         1.       Vacuum clean all carpeting and rugs.

         2. Dust all door louvres and other ventilating louvres within a person's reach.

         3.       Dust all baseboards.

         4. Remove all finger marks from vinyl or painted surfaces near light switches, entrance doors, etc.

         5.       Wash all windows.

         6.       High dust premises completely including the following:

                  a. Dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

                  b. Dust clean all vertical surfaces, such as walls, partitions, doors, bucks and other surfaces not reached in nightly cleaning.

                  c.       Dust all venetian blinds.

                                    EXHIBIT D

                      Additional Space Termination Payment

                                 Entire Rentable Balance                 Unit A                          Unit B
    Additional Space             Amount           PSF              Amount         PSF              Amount           PSF
                                 ------           ---              ------         ---              ------           ---
    Commencement Date
    -----------------
March 15, 1994                  $566,335.00      $55.00           $283,140.00   $55.00          $283,195.00       $55.00
February 15, 1994               $559,436.01      $54.33           $279,690.84   $54.33          $279,745.17       $54.33
January 15, 1994                $552,742.96      $53.68           $276,344.64   $53.68          $276,398.32       $53.68
December 15, 1993               $545,946.94      $53.02           $272,946.96   $53.02          $272,999.98       $53.02
November 15, 1993               $539,047.95      $52.35           $269,497.80   $52.35          $269,550.15       $52.35
October 15, 1993                $532,148.96      $51.68           $266,048.64   $51.68          $266,100.32       $51.68
September 15, 1993              $525,147.00      $51.00           $262,548.00   $51.00          $262,599.00       $51.00
August 15, 1993                 $518,145.04      $50.32           $259,047.36   $50.32          $259,097.68       $50.32
July 15, 1993                   $511,040.11      $49.63           $255,495.24   $49.63          $255,544.87       $49.63
June 15, 1993                   $503,935.18      $48.94           $251,943.12   $48.94          $251,992.06       $48.94
May 15, 1993                    $496,727.28      $48.24           $248,339.52   $48.24          $248,387.76       $48.24
April 15, 1993                  $489,416.41      $47.53           $244,684.44   $47.53          $244,731.97       $47.53
March 15, 1993                  $482,105.54      $46.82           $241,029.36   $46.82          $241,076.18       $46.82
February 15, 1993               $474,691.70      $46.10           $237,322.80   $46.10          $237,368.90       $46.10
January 15, 1993                $467,277.86      $45.38           $233,616.24   $45.38          $233,661.62       $45.38
December 15, 1992               $459,761.05      $44.65           $229,858.20   $44.65          $229,902.85       $44.65
November 15, 1992               $452,141.27      $43.91           $226,048.68   $43.91          $226,092.59       $43.91
October 15, 1992                $444,521.49      $43.17           $222,239.16   $43.17          $222,282.33       $43.17
September 15, 1992              $436,798.74      $42.42           $218,378.16   $42.42          $218,420.58       $42.42

                            FIRST AMENDMENT OF LEASE

         AGREEMENT, dated as of the 28th day of September, 1994, by and between 11 WEST 42 LIMITED PARTNERSHIP (hereinafter referred to as "LANDLORD") , a New York limited partnership, having an office at 520 Madison Avenue, New York, New York 10022, and TIME PUBLISHING VENTURES, INC. (hereinafter referred to as "TENANT"), a Delaware corporation qualified to transact business in New York State, having an address at 11 West 42nd Street, New York, New York.

                               STATEMENT OF FACTS

         By the Agreement of lease (the "LEASE") dated as of September 24, 1992, by and between Landlord's predecessor-in-interest, Tishman Speyer Silverstein Partnership ("TSSP") as landlord, and Tenant, as tenant, TSSP leased to Tenant and Tenant hired from TSSP certain premises in the building (the "BUILDING") known as 11 West 42nd Street, New York, New York, consisting of that certain portion of the twenty-fourth (24th) floor (the "ORIGINAL PREMISES") of the Building as more specifically indicated on Exhibit A of the Lease. The Lease and all amendments, assignments and modifications thereof are hereinafter collectively referred to as the "LEASE".

         Landlord and Tenant now desire to amend the Lease upon the terms hereinafter contained.

         NOW, THEREFORE, in consideration of the Lease and the mutual covenants herein contained, Landlord and Tenant hereby agree as follows:

1.       DEFINED TERMS:

         Unless the context otherwise clearly indicates a contrary intent or unless specifically otherwise provided herein, each term used in this Agreement which is defined in the Lease shall be deemed to have the meaning set forth in the Lease.

2.       EXTENSION OF LEASE TERM:

         The term of the Lease is hereby extended for a period of six (6) years and five (5) months, commencing on DECEMBER 1, 2003 (the "EXTENSION TERM COMMENCEMENT DATE") and expiring on APRIL 30, 2010 (the "EXPIRATION Date"), or on such earlier date upon which said term may expire or be cancelled or terminated pursuant to any of the conditions or covenants of the Lease as hereby amended or pursuant to law.

3.       ADDITIONAL PREMISES:

A. For the purposes of this Agreement, the "ADDITIONAL PREMISES" shall mean the entire rentable area of the twenty-fifth (25th) floor of the Building.

B. Effective throughout the period (the "ADDITIONAL PREMISES TERM") commencing on JANUARY 1, 1995, subject to adjustment pursuant to Paragraph F of Article 13 hereof (the "ADDITIONAL PREMISES COMMENCEMENT DATE") and ending on the Expiration Date, both dates inclusive:

                  i. the "demised premises" as said term is defined in the Lease, shall mean collectively the Original Premises together with the Additional Premises; and

                  ii. Tenant shall use and occupy the Additional Premises under the same terms, covenants and conditions provided in the Lease (including, without limitation, Articles 39, 40 and 46 of the Lease), except as otherwise herein amended.

4.       FIXED RENT:

         A. Effective throughout the period commencing on the Extension Term Commencement Date and ending on the Expiration Date, both dates inclusive, the annual fixed rent payable pursuant to the Lease in connection with the Original Premises, subject to adjustment as provided in the Lease and increase in connection with the addition of the Additional Premises as hereinafter provided, shall be as follows:

                  i. the annual fixed rent for the Original Premises shall be the sum of THREE HUNDRED EIGHTY-ONE THOUSAND SIX HUNDRED NINETY-SIX AND 00/100 ($381,696.00) DOLLARS per annum ($31,808.00 per month) for the period commencing on the Extension Term Commencement Date and ending November 30, 2004, both dates inclusive; and

                  ii. the annual fixed rent for the Original Premises shall be the sum of FOUR HUNDRED EIGHT THOUSAND NINE HUNDRED SIXTY AND 00/100 ($408,960.00) DOLLARS per annum ($34,080.00 per month) for the period commencing on December 1, 2004 and ending on the Expiration Date, both dates inclusive.

         B. Effective throughout the period commencing on the Additional Premises Commencement Date and ending on the Expiration Date, both dates inclusive, the annual fixed rent payable pursuant to the Lease, as modified pursuant to Paragraph A of this Article 4 and subject to adjustment as provided in the Lease, shall be increased in respect of the addition of the Additional Premises as follows (which increases shall herein be referred to as the "FIXED A/P RENT"):

                  i. the annual fixed rent shall be increased by the amount of SIX HUNDRED TWENTY-ONE THOUSAND FOUR HUNDRED AND 00/100 ($621,400.00) DOLLARS per annum ($51,783.33 per month) for the period commencing on the Additional Premises Commencement Date and ending on April 30, 2000, both dates inclusive;

                  ii. the annual fixed rent shall be increased by the amount of SIX HUNDRED SIXTY-NINE THOUSAND TWO HUNDRED AND 00/100 ($669,200.00) DOLLARS per annum ($55,766.67 per month) for the period commencing on May 1, 2000 and ending on April 30, 2005, both dates inclusive; and

                  iii. the annual fixed rent shall be increased by the amount of SEVEN HUNDRED SEVENTEEN THOUSAND AND 00/100 ($717,000.00) DOLLARS per annum ($59,750.00 per month) for the period commencing May 1, 2005 and ending on the Expiration Date.

5.       FREE FIXED A/P RENT PERIOD:

         A. Effective as of the date of this Agreement, the provisions of
Article 51 of the Lease (which is captioned "Free Rent") shall apply solely to the fixed rent payable by Tenant under the Lease for the Original Premises, and the free fixed rent period set forth in Article 51 of the Lease shall not apply to the Fixed A/P Rent payable by Tenant under Paragraph 4 of this Agreement.

         B. Effective as of the Additional Premises Commencement Date and provided Tenant is not then in default under the terms, covenants and conditions of this Agreement or the Lease, which default shall be greater than a minor technical default thereunder, Tenant is herewith granted a fixed rent concession solely in connection with the Fixed A/P Rent payable as set forth in Paragraph 4 of this Agreement for the Additional Premises and solely for the period (the "FREE FIXED A/P RENT PERIOD") of twelve (12) months immediately following the Additional Premises Commencement Date; provided, however, Tenant shall nevertheless be obligated to pay to Landlord all additional rents and other charges payable under the terms of the Lease and this Agreement (including electricity charges under Article 46 of the Lease as modified by this Agreement) during the Free Fixed A/P Rent Period, and provided further that Tenant shall pay to Landlord the fixed rent and all additional rents and other charges payable under the Lease and any other amendments thereto during the Free Fixed A/P Rent Period. Except for the Fixed A/P Rent concession as herein provided, Tenant shall use and occupy the demised premises pursuant to all of the other terms, covenants and conditions of the Lease.

6.       SECURITY DEPOSIT:

         A. As of the date of this Agreement, Tenant has deposited with Landlord the sum of ONE HUNDRED ELEVEN THOUSAND FIVE HUNDRED THIRTY-THREE AND 00/100 ($111,533.00) DOLLARS (the "ADDITIONAL SECURITY") by check, subject to collection, as additional security for the full and punctual performance by Tenant of all of the terms of the Lease (including this Agreement).

         B. Effective as of the date of this Agreement, Article 34 of the Lease (which is captioned "Security") is hereby amended by the deletion of all references therein to the amount "$57,936.00", and the substitution of the amount "$169,469.34" in lieu thereof in each instance.

7.       ESCALATION FOR INCREASE IN REAL ESTATE TAXES:

         Effective as of the Additional Premises Commencement Date and ending on the Expiration Date, and solely for purposes of calculating the additional rent payable by Tenant with respect to the Additional Premises, Article 39 of the Lease (which is captioned "Escalation for Increase in Real Estate Taxes") shall be amended as follows:

         A. Paragraph 39.A.3. shall be amended so as to modify the definition of "Base Tax Year" solely with respect to the Additional Premises by deleting the date "June 30, 1993" and inserting the date "June 30, 1996" in lieu thereof; and

         B. Paragraph 39.A.4. shall be amended so as to modify the definition of "Tenant's Proportionate Share" solely with respect to the Additional Premises by deleting the percentage "1.67%" and inserting the percentage "2.93%" in lieu thereof, and the aggregate "Tenant's Proportionate Share" with respect to the entire demised premises shall be "4.6%".

8.       ESCALATION FOR INCREASE IN OPERATING EXPENSES:

         Effective as of the Additional Premises Commencement Date and ending on the Expiration Date, and solely for purposes of calculating the additional rent payable by Tenant with respect to the Additional Premises, Article 40 of the Lease (which is captioned "Escalation for Operating Expenses") shall be amended as follows:

         A. Paragraph 40.A.2. shall be amended so as to modify the definition of "Tenant's Proportionate Share" solely with respect to the Additional Premises by deleting the percentage "1.67%" and inserting the percentage "2.93%" in lieu thereof, and the aggregate "Tenant's Proportionate Share" with respect to the entire demised premises shall be "4.6%"; and

         B. Paragraph 40.A.3. shall be amended so as to modify the definition of "Base Year" solely with respect to the Additional Premises by deleting the date "December 31, 1992" and inserting the date "December 31, 1995" in lieu thereof.

         C. Landlord and Tenant agree that solely for purposes of calculating Tenant's Proportionate Share with respect to the Additional Premises the square foot area of the Additional Premises is deemed to be "23,900" and the square foot area of the Building is deemed to be "816,287".

9.       NON-DISTURBANCE AGREEMENT:

         Landlord agrees that it shall use reasonable efforts (at no cost or expense to Landlord) to obtain and deliver to Tenant, as to the existing superior mortgage covering the real property of which the Additional Premises form a part, a non-disturbance agreement, or an amendment to the non-disturbance agreement delivered in connection with the Lease (the "SND Agreement") stating substantially that, subject to the express condition that so long as this Agreement and the Lease shall be in full force and effect (a) Tenant shall not be named or joined in any action or proceeding to foreclose any such mortgage,
(b) such action or proceeding shall not result in a cancellation or termination of the term of this Agreement and (c) if the holder of any such mortgage shall succeed to the interest of Landlord in the building as the result of any action or proceeding to foreclose such mortgage, this Agreement shall continue in full force and effect subject to the provisions of Paragraph J.1 of Article 52 of the Lease. The inability of Landlord to obtain the SND Agreement shall not be deemed a default on Landlord's part of its obligations under this Agreement or the Lease, or impose any claim in favor of Tenant against Landlord by reason thereof, or affect the validity of the this Agreement or the Lease. Tenant agrees to (i) execute and deliver to such mortgagee a non-disturbance and attornment agreement in form and substance customarily adopted by such mortgagee and (ii) reimburse Landlord for all expenses incurred by Landlord in connection with obtaining and delivering the SND Agreement, including reasonable legal expenses.

10.      ELECTRIC CURRENT:

         A. Effective as of the Additional Premises Commencement Date and ending on the Expiration Date, the provisions of Article 46 of the Lease (which is captioned "Electric Current") shall be amended by the deletion of the number "13,632" set forth in Paragraph 46.B.2. and the insertion of the number "37,532" in lieu thereof.

         B. The provisions of Paragraph 46.C.8. of the Lease shall apply to the Additional Premises throughout the Additional Premises Term.

         C. Landlord shall, at Tenant's sole cost and expense, install a meter or meters (collectively, the "Submeter") , at a location designated by Landlord, connections from the risers and/or circuits servicing the Additional Premises to the Submeter and perform all other work necessary for the furnishing of electric current by Landlord to the Additional Premises in the manner provided for in subdivision 1 of Article 46 of the Lease.

11.      LANDLORD'S CONTRIBUTION/LANDLORD'S WORK:

         Effective as of the date of this Agreement, the provisions of Article 50 of the Lease (which is captioned "Landlord's Contribution") shall apply solely to the Original Premises and shall not apply to the Additional Premises. Accordingly, Tenant acknowledges that, unless otherwise specifically provided herein, there shall be no "Landlord's Contribution" (as such term is defined in Paragraph 50.B. of the Lease) payable with respect to all or any portion of the Additional Premises, and Landlord shall have no obligation to perform any of the "Landlord's Work" (as such term is defined in Paragraph 50.E. of the Lease) in the Additional Premises.

12.      LANDLORD'S A/P WORK:

A. The provisions of this Paragraph 12 shall apply solely to the Additional Premises and shall not apply to the Original Premises. B. Landlord shall, at Landlord's expense, cause its designated contractor to perform the following work (collectively, the "LANDLORD'S A/P WORK") in connection with the performance of "Tenant's Initial Work" (as such term is hereinafter defined in Paragraph 13 of this Agreement):

                  i. install in demised premises no more than two (2) building standard handicap accessible bathrooms (or one (1) unisex bathroom), to the extent required by the provisions of the Americans with Disabilities Act of 1990 in effect and as applied as of the date hereof;

                  ii. provide one (1) main HVAC Trunk Loop servicing the Additional Premises;

                  iii. install main sprinkler loop on the twenty-fifth floor;

                  iv. Building standard demolition of existing installations in the Additional Premises; and

                  v. encapsulate or remove, if and to the extent required to comply with laws in effect as of the date hereof, any asbestos-containing materials detected in the Additional Premises during the performance of Tenant's Initial Work.

         C. The Landlord's A/P Work shall be of materials, manufacture, design, capacity and finish equal to that determined by Landlord as then Building standard. The Landlord's A/P

Work shall constitute a single, non-recurring obligation on the part of Landlord and there shall be no credits for unused items.

         D. Landlord has made and makes no representation of the date on which it will complete the Landlord's A/P Work, and Landlord shall be under no penalty or liability, to Tenant whatsoever by reason of any delay in such performance and the Lease shall not be affected thereby. Landlord agrees that it will use reasonable efforts to obtain contracts for the performance of the Landlord's A/P Work and to arrange to have all such work commenced and prosecuted without unnecessary interruption until completed.

         E. For purposes of this Agreement, the term "Building standard" shall mean the work materials and equipment furnished or installed to prepare the Additional Premises for occupancy which is of a quality and type of installation at least equal to that customarily furnished or installed as standard to prepare similar space in comparable office buildings in the Borough of Manhattan for occupancy.

13.      LAYOUT AND FINISH/TENANT'S INITIAL WORK:

         A. The provisions of this Paragraph 13 shall apply solely to the Additional Premises and shall not apply to the Original Premises.

         B.1. Tenant, at Tenant's expense shall prepare a final plan or final set of plans (which said final plan or final set of plans, as the case may be, is hereinafter called the "PLANS") which shall contain complete information (including engineering required) and dimensions necessary and sufficient for the construction and finishing of the Additional Premises. The Plans shall be submitted by Tenant to Landlord on or before January 31, 1995. Any revisions to the Plans required by Landlord shall be performed by Tenant within five (5) days after demand by Landlord; provided, however, that if the demolition performed by Landlord in the Additional Premises is completed subsequent to January 15, 1995 and such demolition shall reveal construction in the Additional Premises substantially different than anticipated in the Plans, and as a result a material modification to the Plans is reasonably required by Landlord or Tenant, then once and only once, the five (5) day period provided herein for Tenant's performance of required revisions to the Plans shall be extended to fifteen (15) days from the date Landlord notifies Tenant of such required material modification of the Plans.

         B.2. In accordance with the Plans, Landlord, at Landlord's expense (excluding any costs resulting from Tenant Delays), subject to the "Cap" (as such term is hereinafter defined in Paragraph K of this Article) and except as otherwise expressly specified in this Agreement, will cause its designated contractor to make and complete in and to the Additional Premises the work and installations (hereinafter called "TENANT'S INITIAL Work") specified in the Plans; provided that the charges of Landlord's designated contractor shall be reasonably competitive with those of other reputable contractors performing work in first-class Manhattan office buildings. Landlord agrees to accept competitive bids from at least three (3) subcontractors for each trade, except fire safety specialists for which trade Landlord shall designate the subcontractor; provided that the charges of such designated subcontractor shall be reasonably comparable with those of other reputable contractors for said trade performing work in first class office buildings in Manhattan. If Tenant shall not utilize the services of Landlord's designated architect in connection with the preparation of the Plans, Landlord may submit the Plans (and any revisions thereof) to Landlord's designated architect for review and Tenant shall pay to Landlord, upon demand as additional rent hereunder, the reasonable fees charged by said architect for such review.

         B.3. Notwithstanding any provision of the Lease or this Agreement to the contrary, any requests for revisions to the Plans or other notices to be given to Tenant by Landlord pursuant to this Article may be given to Tenant,
Attention: David Steward, either (i) delivered personally or (ii) sent by certified mail, return receipt requested, or overnight courier, with receipt acknowledged.

         C. The term "WORK COST" as used in this Article shall mean the actual cost (including the cost of engineering, if any, and the cost of applicable insurance premiums allocable to Tenant's Initial Work in accordance with generally accepted accounting principles consistently applied) to Landlord of furnishing and installing Tenant's Initial Work.

         D. In all instances where Tenant is required to supply information or authorizations with regard to Tenant's Initial Work, Tenant shall supply the same within five (5) days after written request therefor by Landlord.

         E. Except as provided in this Article and Article 12 hereof, Landlord shall not be required to spend any money or to do any work to prepare the Additional Premises for Tenant's occupancy. Tenant's Initial Work and Landlord's A/P Work shall constitute a single, non-recurring obligation on the part of Landlord and there shall be no credits for unused items. The specification of Tenant's Initial Work and Landlord's A/P Work represent the limit of Landlord's responsibilities in connection with the preparation of the Additional Premises and, except as so provided, Tenant shall take the Additional Premises "as-is". Any other improvements, alterations or additions shall be performed by Tenant, but subject to all of the terms, conditions and covenants of the Lease (including this Agreement).

         F. Landlord has made and makes no representation of the date on which it will complete Tenant's Initial Work, and Landlord shall be under no penalty or liability to Tenant whatsoever by reason of any delay in such performance and the Lease (including this Agreement) shall not be affected thereby. If, for any reason whatsoever, Tenant's Initial Work is not substantially completed by the Additional Premises Commencement Date, Landlord shall be given any additional time necessary to complete same and the Additional Premises Term shall commence and the Additional Premises Commencement Date shall be deemed to occur on the date which shall be five (5) days after notice is given to Tenant of the substantial completion of Tenant's Initial Work. If Tenant shall dispute whether Tenant's Initial Work has been substantially completed, then, pending the resolution of such dispute, the Additional Premises Commencement Date shall nevertheless be deemed to have occurred five (5) days after Landlord's notice of substantial completion of Tenant's Initial Work and Tenant shall be obligated to pay fixed rent and additional rent as and when provided in the Lease (including this Agreement) . In no event shall the Expiration Date be postponed beyond April 30, 2010. Landlord agrees that it will use reasonable efforts to obtain contracts for the performance of the work required to be performed by it and to arrange to have all such work commenced without delay and prosecuted without unnecessary interruption until completion.

         G. Tenant may be permitted to enter into the Additional Premises for installation of its machinery, equipment and fixtures and performance of its work, all as permitted by this lease prior to the Commencement Date at its sole risk, provided that such entry and work do not interfere in any way with Landlord's performance of the work to be done by Landlord. At any time during such period of prior entry, if Landlord notifies Tenant that Tenant's entry or work is interfering with or delaying Landlord's performance of Tenant's Initial Work, Tenant shall forthwith discontinue any further work and shall remove from the Additional Premises and shall cause its workmen or contractors to remove therefrom, any equipment, materials or installations which are the subject of Landlord's notice.

         H. Subject to the provisions of Article 3 of the Lease, all work performed by Landlord, including the building air conditioning installation, shall, upon installation, become Landlord's property and shall be surrendered at the expiration or sooner termination of the term of this lease, in good condition, reasonable wear and tear excepted.

         I. For the purposes of this Article, Tenant's Initial Work shall be deemed to be substantially completed when all construction, other than punchlist items, is completed (or when all construction, other than punchlist items, would have been completed but for delays caused by Tenant as provided in this Paragraph I, Paragraph J or otherwise) although minor items and/or Additional Work (hereinafter defined) are not substantially completed. Such unfinished work shall include, but not be limited to, any uncompleted construction or improvements which do not materially interfere with Tenant's use and occupancy of the Additional Premises. Promptly after the substantial completion of Tenant's Initial Work, Tenant shall submit to Landlord a "punch-list" of such minor unfinished work which punch-list items, after approval by Landlord, will be diligently completed by Landlord. Tenant shall periodically inspect Tenant's Initial Work and make any objections thereto, if called for, without delay, so as to mitigate changes, delays and costs.

         J.1. For purposes of this Article, the term "TENANT DELAYS" shall mean any and all delays which are occasioned by the acts or omissions of Tenant or its employees, agents, contractors, subcontractors or licensees, including, without limitation, the items hereinafter set forth in subdivisions (i) through
(ix) of Paragraph 12.J.2. Landlord shall endeavor in good faith to advise Tenant of any Tenant Delays of which Landlord shall have knowledge, provided that Landlord's failure to do so shall not be construed as a waiver or be deemed to toll the commencement of any Tenant Delay.

         J.2. Tenant specifically acknowledges and agrees that there will be delay in completion of Tenant's Initial Work by reason of (i) Tenant's failure to submit the Plans to Landlord in the time and manner provided in this Article;
(ii) Tenant's failure or unreasonable delay to consult with Landlord to enable Landlord to prepare plans or specifications; (iii) unreasonable delay or failure by Tenant in supplying information, approving estimates or giving authorizations; (iv) Tenant's making changes or additions in the plans or specifications or materials originally approved; (v) interference by Tenant or Tenant's contractors with the performance of Tenant's Initial Work; (vi) delay or failure of any special or additional new materials selected by Tenant which is not the result of "force majeure" causes; (vii) Additional Work (without regard to any time periods granted to Tenant hereunder for the approval of estimates and/or revisions of Tenant's Plans); (viii) any resubmissions or revisions of Tenant's Plans (without regard to any time periods granted to Tenant hereunder for making such resubmissions or revisions); or (ix) work, materials, components and other items specified by Tenant which are not building standard, and are not readily available to Landlord or Landlord's designated contractor, or require special manufacturing, fabrication or installation, or require additional time to obtain or install thereby delaying the date that Tenant's Initial Work would otherwise be substantially completed, including but not limited to, special wallcoverings, light fixtures, entrance doors, woodwork, glass, stairways, door hardware, floor coverings and security and communications devices.

         J.3. Landlord shall not be responsible for any Tenant Delays or any costs resulting from Tenant Delays, and, at Landlord's option, the Additional Premises Term shall commence five (5) days after the date on which Tenant's Initial Work would have been substantially completed if not for the occurrence of any such delays.

         K. Notwithstanding anything contained to the contrary in the Lease (including this Agreement), the total cost of Tenant's Initial Work which Landlord shall provide Tenant without charge and for standard building installations performed prior to the Additional Premises Commencement Date shall be ONE MILLION SEVENTY-FIVE THOUSAND FIVE HUNDRED AND 00/100 ($1,075,500.00) DOLLARS plus FORTY THOUSAND AND 00/100 ($40,000.00) DOLLARS for the installation of one (1) staircase connecting the Additional Premises to the Original Premises as a portion of Tenant's Initial Work (collectively, the "CAP"). If Landlord shall at any time notify Tenant that Landlord's estimate of the Work Cost exceeds the Cap, Tenant may accept Landlord's estimate of such excess cost only by countersigning and delivering same to Landlord, together with a sum equal to twenty (20%) percent thereof, within five (5) days after Landlord's rendition of such estimate. At Landlord's option, such payment by Tenant shall be made from time to time during the performance of Tenant's Initial Work and in no event shall ninety (90%) percent of the balance be paid later than the completion of Tenant's Initial Work, and in no event shall the final balance be paid later than ten (10) days after the substantial completion of Tenant's Initial Work.

         L.l. In the event Landlord has agreed to perform any work over and above Tenant Is Initial Work (the "ADDITIONAL WORK"), then, prior to commencing such Additional Work, Landlord or Landlord I s contractor shall advise Tenant (the "Estimate") of the cost of the Additional Work to be performed. Within five
(5) days after Landlord's submission of the Estimate, Tenant shall, in writing, either accept or reject the Estimate. Tenant's failure either to accept or reject the Estimate within said five (5) day period shall be deemed rejection thereof. Tenant may only accept the Estimate by countersigning a copy thereof and returning same to Landlord together with a sum equal to twenty (20%) percent of the Estimate. Thereafter, Tenant shall pay to Landlord, as additional rent, the balance of the cost of the Additional Work at such time or times as agreed to, but in no event shall ninety (90%) percent of the balance be paid later than the completion of the Additional Work, upon rendition of a reasonably detailed invoice therefor, and in no event shall the final balance be paid later than ten (10) days after the substantial completion of the Additional Work.

         L.2. In the event Tenant rejects the Estimate or the Estimate is deemed rejected, Tenant shall within five (5) days after such rejection furnish Landlord with necessary revisions of Tenant's Plans, so as to enable Landlord to proceed as though no such Additional Work had been requested. Should Tenant fail to submit such necessary revisions of Tenant's Plans within said five (5) day period, Landlord, in its sole reasonable discretion, may either discontinue the performance of Tenant's Initial Work and/or Additional Work, or proceed or continue to complete Tenant's Initial Work in accordance with Tenant's Plans already submitted, with such variations as in Landlord's sole reasonable discretion may be necessary so as to eliminate the Additional Work set forth on Tenant's Plans and any delay resulting therefrom shall be deemed a Tenant Delay.

         M. If Tenant shall fail to make timely payment of any sums payable to Landlord pursuant this Article, then, in addition to all other rights and remedies afforded Landlord in the event of such non-payment, Landlord may, following two (2) business days' notice to Tenant, discontinue the performance of Tenant's Initial Work and/or Additional Work (or any items thereof) until such time as Tenant makes payment to Landlord of all such past due sums and provides Landlord with adequate assurance of the timely payment of all additional sums which may or shall be payable by Tenant pursuant to this Article. Any delay resulting from the discontinuance of Tenant's Initial Work and/or Additional Work pursuant to this Paragraph shall be deemed a delay caused by Tenant.

         N. In the event that Landlord fails to commence construction of Tenant's Initial Work on or prior to the date (the "TARGET DATE") which is the six (6) month anniversary of the date upon which Tenant shall have delivered to Landlord final Plans, Tenant shall have the right to terminate this Agreement by giving notice thereof received by Landlord on or before the date which is ten
(10) days following the Target Date; provided, however, that (i) no delays have been caused, directly or indirectly, by Tenant, Tenant's agents or employees, and (ii) Tenant is not in default under the terms of the Lease or this Agreement, which default shall be greater than a minor technical default thereunder. Upon receipt of such notice by Landlord, all liability between the parties hereto under this Agreement shall be extinguished, except that the Landlord shall return to Tenant any monies deposited with Landlord pursuant to this Agreement, and the Lease shall continue in full force and effect, unaffected by this Agreement or the termination hereof. The foregoing right of termination shall be Tenant's exclusive remedy with respect to the failure to deliver possession, provided, however, that if it shall be judicially determined that Landlord shall have acted maliciously or in bad faith in delaying the commencement of construction of Tenant's Initial Work and Tenant shall have exercised its termination right hereunder, Landlord shall reimburse Tenant for its reasonable out-of-pocket expenses incurred in connection with the preparation of the Plans, following delivery to Landlord of cancelled checks and receipted paid bills evidencing payment by Tenant of such costs. Notwithstanding the foregoing, in the event Landlord fails to commence construction of Tenant's Initial Work because of delay due to fire, casualty, or inability to obtain materials, due to any event enumerated in Article 27 of the Lease, due to failure of Tenant to perform its obligations under this Agreement or due to any cause beyond Landlord's control, the period of such delay shall be added to the aforesaid period during which Landlord may commence such construction and Tenant may not terminate this Agreement until the expiration of such period and any period added to it by reason of such delay.

14.      HVAC SPECIFICATIONS:

         Effective from and after the Additional Premises Commencement Date,
Article 29 of the Lease, captioned "Services Provided by Owner" shall be modified such that the following phrase shall be inserted at the conclusion of subparagraph (e) of said Article 29:

         "in accordance with Landlord's HVAC specifications for the building."

The current HVAC specifications for the building are annexed hereto as Exhibit "C" and made a part hereof.

15.      DELIVERY OF POSSESSION:

         If Landlord is unable to give possession of the Additional Premises to Tenant on the Additional Premises Commencement Date because of the holding-over or retention of possession of any tenant, undertenant or occupants, or for any other reason beyond Landlord's reasonable control, but provided Landlord has used reasonable efforts, Landlord shall not be subject to any liability for failure to give possession on said date and the validity of this Agreement and the Lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the Additional Premises Term or the term of the Lease, but the Additional Premises Commencement Date shall be deemed extended until the date on which Landlord shall have delivered possession thereof to Tenant (provided Tenant is not responsible for the inability to obtain possession). The provisions of this Paragraph are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

16.      IDENTIFYING SIGNS:

         The provisions of Paragraph 52.Y. of the Lease shall not apply to the Additional Premises.

17.      OPTIONS TO TERMINATE:

         Effective as of the date of this Agreement, Article 56 of the Lease (which is captioned "Options to Terminate") shall be deleted in its entirety, and Tenant's Options thereunder shall cease and terminate and be of no force or effect.

18.      ADDITIONAL SPACE OPTION:

         Effective as of the date of this Agreement, Article 57 of the Lease (which is captioned "Limited Right to Lease Additional Space") is hereby deleted in its entirety, and Tenant's option thereunder shall cease and terminate and be of no force or effect, and Tenant shall have no option under the Lease with regard to leasing additional space in the Building except as specifically provided in Article 21 of this Agreement.

19.      PRIOR POSSESSION:

         Effective as of the date of this Agreement, Article 59 of the Lease (which is captioned "Prior Possession") is hereby deleted in its entirety.

20.      BROKER:

         Tenant represents and warrants that it neither consulted nor negotiated with any broker or finder with regard to the rental of the Demised Premises from Landlord other than Cushman & Wakefield, Inc. (the "A/P Broker") . Tenant agrees to indemnify and hold Landlord harmless from any damages, costs and expenses suffered by Landlord by reason of any breach of the foregoing representation. The commission, if any, due to the A/P Broker in connection with this First Amendment of Lease shall be paid by Landlord pursuant to a separate agreement.

21.      RIGHT OF FIRST OFFERING:

         A. From and after the first (lst) anniversary of the Additional Premises Commencement Date, Tenant shall have the following option for the demise of (i) the entirety of that certain portion of the twenty-third (23rd) floor ("R/O PORTION 23") of the building, as delineated on the rental plan annexed hereto as Exhibit "All and made a part hereof, and (ii) the entirety of that certain portion of the twenty-fourth (24th) floor ("R/O PORTION 24") of the Building, as delineated on the rental plan annexed hereto as Exhibit "B" and made a part hereof (the R/O Portion 23 and the R/O Portion 24 shall hereinafter be referred to collectively and individually as the "R/O PREMISES").

         Provided that (1) any lease that is executed for the R/O Premises expires or terminates prior to the date occurring three (3) years prior to the Expiration Date, and (2) Tenant is not then in default under the terms of the Lease or this Agreement which default shall be greater than a minor technical default thereunder; then Landlord agrees that if the R/O Premises shall be or become available for leasing to Tenant at any time following the first (lst) anniversary of the Additional Premises Commencement Date, Landlord shall, prior to leasing the R/O Premises to any party excluding any existing tenant thereof", offer to include such R/O Premises within the demised premises upon the terms and subject to the conditions of the Lease as modified by this Agreement and subject to such other terms and conditions as may be determined by Landlord and set forth in the Landlord's Notice (hereinafter defined) , including, without limitation, those terms and conditions set forth in Section C of this Article
21. Any such offer shall be effected by written notice (hereinafter called "LANDLORD'S NOTICE") from Landlord to Tenant, and Tenant shall have the option to accept the offer contained in Landlord's Notice by written notice to Landlord given at any time within fifteen (15) days after the date Landlord's Notice is given, as to which fifteen (15) day period time shall be of the essence.

         B. In the event that Landlord shall make the offer contemplated by Paragraph A hereof and Tenant shall accept such offer in the manner provided therein, the R/O Premises to which such offer and acceptance relates, shall be added to and included in the demised premises effective upon the later of (1) the date the R/O Premises becomes available for Tenant's occupancy, or (2) the date Tenant's notice accepting such offer of R/O Premises is given. (The effective date of the inclusion of the R/O Premises in the demised premises pursuant to this Article 21 is hereinafter referred to as the "INCLUSION DATE"). Promptly after the inclusion of the R/O Premises in the demised premises, Landlord and Tenant shall enter into a recordable supplementary agreement with respect thereto.

         C. Effective as of the Inclusion Date:

                  1. the fixed annual rent payable hereunder shall be increased by the product obtained by multiplying the square foot area of R/O Portion 23 as reasonably determined by Landlord (the "R/O PORTION AREA") in the case of R/O Portion 23, and 7,656, in the case of R/O Portion 24, by the higher of (a) an amount equal to twelve (12) times the monthly installment of fixed annual rent for the month preceding the month in which the Inclusion Date occurs determined on a per rentable square foot basis (including the value of electric service pursuant to Article 46 of the Lease), or (b) the amount on a per rentable square foot basis as determined in accordance with Paragraph C of Article 22 hereof, except the term "Determination Date" shall be the date of receipt by Tenant of Landlord's Notice; the term "R/O Premises" shall be inserted in lieu of the term "demised premises", the phrase "from and after the Inclusion Date" shall be inserted in lieu of the phrase "for the Additional Extension Term"; and the term "Inclusion Date" shall be inserted in lieu of the term "Expiration Date" and the phrase "Commencement Date of the Additional Extension Term". Landlord's Notice shall specify the fixed annual rent payable with respect to the R/O Premises pursuant to either clause (a) or (b) of the immediately preceding sentence.

                  2. The percentile set forth as "Tenant's Proportionate Share" in Articles 39 and 40 of the Lease as may be modified by this Agreement shall be increased by adding to it the percentage derived by dividing the R/O Portion 23 Area by the square foot area of the Building as reasonably determined by Landlord, in the case of R/O Portion 23, and .94%, in the case of R/O Portion 24.

                  3. The security deposited pursuant to Article 34 of the Lease, as same may have been increased pursuant to the terms of this Agreement, shall be further increased by an amount to be determined by Landlord.

                  4. The number set forth in Paragraph 46.B.2 of the Lease, as increased by this Agreement, shall be further increased by an amount equal to the R/O Portion 23 Area, in the case of R/O Portion 23, and 7,656 in the case of R/O Portion 24.

         D. If Tenant does not accept the offer made by Landlord pursuant to the provisions of this Article 21, Landlord shall be under no further obligation to offer to Tenant the portion of the R/O Premises which was the subject of the Landlord's Notice by reason of this Article 21, and

Tenant shall have forever waived and relinquished its right to such portion of the R/O Premises, and Landlord shall at any and all times thereafter be entitled to lease such portion of the R/O Premises to others at such rental and upon such terms and conditions as Landlord in its sole discretion may desire.

22.      EXTENSION OF TERM:

         A. Subject to the provisions of Paragraph E hereof, Tenant shall have the right to extend the term of the Lease as modified by this Agreement, for one
(1) additional term of five (5) years commencing on the day following the Expiration Date (hereinafter called the "COMMENCEMENT DATE OF THE ADDITIONAL EXTENSION TERM") (such additional term is hereinafter called the "ADDITIONAL EXTENSION TERM") provided that:

                  1. Tenant shall give Landlord notice (hereinafter called the "EXTENSION NOTICE") of its election to extend the term of this lease at least twelve (12) months, but not more than twenty-four (24) months, prior to the Expiration Date;

                  2. Tenant is not in default under the Lease, which default shall be greater than a minor technical default thereunder, as of the time of the giving of the Extension Notice and the Commencement Date of the Additional Extension Term; and

                  3. Tenant shall not have defaulted in the payment of fixed rent, following the expiration of any applicable notice and cure periods, on three (3) or more occasions during the Additional Premises Term.

         B. The fixed annual rent payable by Tenant to Landlord during the Additional Extension Term shall be a sum equal to the fair market rent for the demised premises (including the Original Premises, the Additional Premises and any other space which may be added thereto) as determined as of the date occurring nine (9) months prior to the Commencement Date of the Additional Extension Term (such date is hereinafter called the "DETERMINATION DATE") and which determination shall be made within a reasonable period of time after the occurrence of the Determination Date pursuant to the provisions of Paragraph C hereof, but such fixed annual rent shall in no event be less than the then escalated fixed annual rent in effect under the Lease, as modified by this Agreement, for the month immediately preceding the Expiration Date (without giving effect to any temporary abatement of fixed annual rent under any other Article of the Lease and specifically including the Fixed A/P Rent and the rental for any other additional space). In determining the fair market rent, the provisions of Articles 39 and 40 of the Lease as modified by the terms of this Agreement shall remain in effect during the Additional Extension Term with the same base periods as set forth therein and modified hereby, and such base periods shall be recognized in making such determination of fair market value.

         C. 1. Landlord and Tenant shall endeavor to agree as to the amount of the fair market rent for the demised premises pursuant to the provisions of Paragraph B hereof, during the thirty (30) day period following the Determination Date. In the event that Landlord and Tenant can not agree as to the amount. of the fair market rent within such thirty (30) day period following the Determination Date, then Landlord or Tenant may initiate the appraisal process provided for herein by giving notice to that effect to the other, and the party so initiating the appraisal process (such party hereinafter called the "INITIATING PARTY") shall specify in such notice the name and address of the person designated to act as an arbitrator on its behalf. Within thirty (30) days after the designation of such arbitrator, the other party (hereinafter called the "OTHER PARTY") shall give notice to the Initiating Party specifying the name and address of the person designated to act as an arbitrator on its behalf. If the Other Party fails to notify the Initiating Party of the appointment of its arbitrator within the time above specified, then the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where the two arbitrators appointed hereunder and the parties are unable to agree upon such appointment. The two arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed and if, within sixty (60) days after the second arbitrator is appointed, the two arbitrators shall not agree, they shall together appoint a third arbitrator; provided, however, that if the difference between the determinations of the two (2) arbitrators is less than five (5%) percent of the higher determination then the average of the two determinations shall be the fair market rent of the demised premises and there shall be no appointment of a third arbitrator. In the event of their being unable to agree upon such appointment within eighty (80) days after the appointment of the second arbitrator, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of fifteen (15) days. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such appointment by the American Arbitration Association (or organization successor thereto) in New York City in accordance with its rules then prevailing.

                  2. Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party, and the fees and expenses of the third arbitrator and all other expenses (not including the attorneys fees, witness fees and similar expenses of the parties which shall be borne separately by each of the parties) of the arbitration shall be borne by the parties equally.

                  3. The majority of the arbitrators shall determine the fair market rent of the demised premises and render a written certified report of their determination to both Landlord and Tenant within sixty (60) days of the appointment of the first two arbitrators or sixty (60) days from the appointment of the third arbitrator if such third arbitrator is appointed pursuant to this Paragraph; and the fair market rent, so determined, shall be applied to determine the fixed annual rent pursuant to Paragraph B hereof.

                  4. Each of the arbitrators selected as herein provided shall have at least ten (10) years experience in the leasing and renting of office space in first class office buildings in Midtown Manhattan.

                  5. If Landlord notifies Tenant that the fixed annual rent for the Additional Extension Term shall be equal to the then escalated fixed annual rent in effect under the Lease for the month immediately preceding the Expiration Date (without giving effect to any temporary abatement thereof), then the provisions of Subsection 1 of this Paragraph C shall be inapplicable and have no force or effect.

                  6. In the event Landlord or Tenant initiates the appraisal process and as of the Commencement Date of the Additional Extension Term the amount of the fair market rent has not been determined, Tenant shall continue to pay the then escalated fixed rent in effect under the Lease for the month immediately preceding the Expiration Date and when such determination has been made, an appropriate retroactive adjustment shall be made as of the Commencement Date of the Additional Extension Term.

         D. Except as provided in Paragraphs A and B hereof, Tenant's occupancy of the demised premises during the Additional Extension Term shall be on the same terms and conditions as are in effect immediately prior to the Expiration Date, provided, however, Tenant shall have no further right to extend the term of this lease pursuant to this Article 22.

         E. If Tenant does not send the Extension Notice pursuant to the provisions of Paragraph A hereof, this Article 22 shall have no force or effect and shall be deemed deleted from this Agreement.

         F. If the Lease is renewed for the Additional Extension Term, then Landlord can request Tenant to execute an instrument in form for recording setting forth the exercise of Tenant's right to extend the term of the Lease and the last day of the Additional Extension Term.

         G. If Tenant exercises its right to extend the term of the Lease for the Additional Extension Term pursuant to this Article 22, the phrases "the term of this lease" or "the term hereof" as used in the Lease, shall be construed to include, when practicable, the Additional Extension Term.

23.      MISCELLANEOUS:

         A. Except as expressly set forth in this Agreement, all of the terms, provisions, covenants and conditions of the Lease shall remain and continue unmodified and in full force and effect and are hereby ratified and confirmed in all respects.

         B. This Agreement shall not be changed, modified or cancelled orally. This Agreement shall be binding upon the parties hereto, their respective heirs, administrators, successors and, as permitted, assigns.

         C. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in that State.

         D. This Agreement is being tendered to Tenant without obligation on Landlord's part and in no event shall it be deemed to be binding upon Landlord or give Tenant any rights unless and until Landlord shall have executed the same and delivered a copy to Tenant.

         IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this First Amendment of Lease as of the day and year first above written.

                                11 WEST 42 LIMITED PARTNERSHIP, Landlord
                                By:  WEST 42 ASSOCIATES, L.P., General Partner
                                By:  11 West 42 Realty I Corp., General Partner


                                      /s/
                                          -------------------------------------
                                      By:      Jerry I. Speyer, President

                                By:  11 WEST ASSOCIATES, L.P.,  General Partner
                                      By:  11 West 42nd Street Inc.,
                                           General Partner


                                      /s/
                                          -------------------------------------
                                      By:   Larry A. Silverstein, President

                                TIME PUBLISHING VENTURES, INC., Tenant


                                By:   /s/ Joseph A. Ripp
                                      -----------------------------------------
                                      Name: Joseph A. Ripp
                                      Title:   Vice President



                          Tenant's Federal Employee I.D. Number 13-3353266

STATE OF NEW YORK)
                    SS.:
COUNTY OF NEW YORK)

         on the   day of came       , 1994 before me personally, to me known
who, being by me duly sworn, did depose and say that he resides at       ; that
he is the    of TIME PUBLISHING VENTURES, INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.




                                      ----------------------------------------
                                                   NOTARY PUBLIC

                                   EXHIBIT "A"

                                 R/O PORTION 23

                              (follows immediately)

                                   EXHIBIT "A"

                                  [Floor Plan]

                                   EXHIBIT "B"

                                 R/O PORTION 24

                              (follows immediately)

                                   EXHIBIT "B"

                                  [Floor Plan]

                                      EXHIBIT "C"

                          BUILDING HVAC SPECIFICATIONS

                              (follows immediately)

                                   EXHIBIT "C"

                               HVAC SPECIFICATIONS

The Building HVAC System serving the Premises is designed to maintain average temperatures within the Premises during the hours of 8:00 am to 6:00 p.m. on Business Days of (i) not less than 68 degrees F. during the heating season when the outdoor temperature is 5 degrees F.; and (ii) not more than and 74 degrees
F. and 50% humidity + 5% during the cooling season, when the outdoor temperatures are at 89 degrees F. dry bulb and 73 degrees F. wet bulb, with a population load per floor of not more than one person per 100 square feet of useable area, other than in dining and other special use areas and a total electric load of not more than 4.5 watts per square foot of useable area per floor for all purposes, including lighting and power, and to provide at least
 .15 CFM of outside ventilation per square foot of rentable area. Use of the Premises, or any part thereof, in a manner exceeding the foregoing design conditions or rearrangement of partitioning after the initial preparation of the Premises which interferes with normal operation of the air-conditioning service in the Premises may require changes in the air-conditioning system serving the Premises.

                                      C-2